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                                                                    EXHIBIT 99.1

                                                               EXECUTION VERSION

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                           LANDRY'S RESTAURANTS, INC.

                                  $150,000,000

                              SENIOR SECURED NOTES

                       UNCOMMITTED MASTER SHELF AGREEMENT

                           Dated as of October 1, 2003

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                                TABLE OF CONTENTS

                             (Not Part of Agreement)

                                                                            Page
                                                                            ----

1.   AUTHORIZATION OF ISSUE OF NOTES..........................................1

2.   PURCHASE AND SALE OF NOTES...............................................1

     2A.   Facility...........................................................1
     2B.   Issuance Period....................................................2
     2C.   Periodic Spread Information........................................2
     2D.   Request for Purchase...............................................2
     2E.   Rate Quotes........................................................3
     2F.   Acceptance.........................................................3
     2G.   Market Disruption..................................................4
     2H.   Closing............................................................4
     2I.   Fees...............................................................5

3.   CONDITIONS OF CLOSING....................................................7

     3A.   Certain Documents..................................................7
     3B.   Opinion of Purchaser's Special Counsel.............................9
     3C.   Representations and Warranties; No Default.........................9
     3D.   Purchase Permitted by Applicable Laws..............................9
     3E.   Legal Matters......................................................9
     3F.   Payment of Fees...................................................10
     3G.   Proceedings.......................................................10
     3H.   Private Placement Numbers.........................................10
     3I.   Collateral Agent's Liens..........................................10

4.   PREPAYMENTS.............................................................10

     4A.   Required Prepayments..............................................10
     4B.   Optional Prepayment With Yield-Maintenance Amount.................10
     4C.   Notice of Optional Prepayment.....................................11
     4D.   Offer to Prepay Notes in the Event of Certain Asset Transfers.....11
     4E.   Application of Prepayments........................................12
     4F.   Retirement of Notes...............................................12

5.   AFFIRMATIVE COVENANTS...................................................13

     5A.   Financial Statements; Notice of Defaults..........................13
     5B.   Information Required by Rule 144A.................................14
     5C.   Inspection of Property............................................15
     5D.   Covenant to Secure and Guarantee Notes Equally....................15
     5E.   Parity with Other Indebtedness....................................16
     5F.   Maintenance of Insurance..........................................16
     5G.   Maintenance of Properties; Compliance with Laws...................16
     5H.   Corporate Existence, etc..........................................16
     5I.   Payment of Taxes and Claims.......................................16
     5J.   Books and Accounts................................................17

6.   NEGATIVE COVENANTS......................................................17

     6A.   Financial Covenants...............................................17
     6B.   [Reserved]........................................................17
     6C.   Lien, Indebtedness, and Other Restrictions........................18

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     6D.   Change of Business................................................23
     6E.   Transfer of Assets to Subsidiaries................................24
     6F.   Subsidiary Restrictions...........................................24

7.   EVENTS OF DEFAULT.......................................................24

     7A.   Acceleration......................................................24
     7B.   Rescission of Acceleration........................................27
     7C.   Notice of Acceleration or Rescission..............................27
     7D.   Other Remedies....................................................28

8.   REPRESENTATIONS, COVENANTS AND WARRANTIES...............................28

     8A.   Organization......................................................28
     8B.   Financial Statements..............................................29
     8C.   Actions Pending...................................................29
     8D.   Outstanding Indebtedness..........................................29
     8E.   Title to Properties...............................................30
     8F.   Taxes.............................................................30
     8G.   Conflicting Agreements and Other Matters..........................30
     8H.   Offering of Notes.................................................30
     8I.   Use of Proceeds...................................................31
     8J.   ERISA.............................................................31
     8K.   Governmental Consent..............................................31
     8L.   Compliance with Laws..............................................32
     8M.   Utility Company Status............................................32
     8N.   Investment Company Status.........................................32
     8O.   Disclosure........................................................32
     8P.   Possession of Material Rights and Intellectual Property...........32
     8Q.   Rule 144A.........................................................33
     8R.   Hostile Tender Offers.............................................33
     8S    Subsidiaries......................................................33

9.   REPRESENTATIONS OF THE PURCHASERS.......................................33

     9A.   Nature of Purchase................................................33
     9B.   Source of Funds...................................................33

10.  DEFINITIONS; ACCOUNTING MATTERS.........................................35

     10A.  Yield-Maintenance Terms...........................................35
     10B.  Other Terms.......................................................36
     10C.  Accounting Principles, Terms and Determinations...................49

11.  MISCELLANEOUS...........................................................50

     11A.  Note Payments.....................................................50
     11B.  Expenses..........................................................50
     11C.  Consent to Amendments.............................................51
     11D.  Form, Registration, Transfer and Exchange of Notes; Lost Notes....52
     11E.  Persons Deemed Owners; Participations.............................52
     11F.  Survival of Representations and Warranties; Entire Agreement......52
     11G.  Successors and Assigns............................................53
     11H.  Independence of Covenants.........................................53
     11I.  Notices...........................................................53
     11J.  Payments Due on Non-Business Days.................................54
     11K.  Severability......................................................54
     11L.  Descriptive Headings..............................................54
     11M.  Satisfaction Requirement..........................................54
     11N.  Governing Law.....................................................54

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     11O.  Severalty of Obligations..........................................54
     11P.  Counterparts......................................................54
     11Q.  Binding Agreement.................................................54
     11R.  Waiver of Jury Trial; Consent to Jurisdiction.....................55
     11S.  Maximum Interest Payable..........................................56

PURCHASER SCHEDULE

SCHEDULE 6C(1)  -   EXISTING LIENS
SCHEDULE 8G     -   LIST OF AGREEMENTS RESTRICTING INDEBTEDNESS
SCHEDULE 8S     -   SUBSIDIARIES

EXHIBIT A-1     -   FORM OF NOTE
EXHIBIT A-2     -   FORM OF SERIES A NOTE
EXHIBIT A-3     -   FORM OF SERIES B NOTE
EXHIBIT A-4     -   FORM OF SERIES C NOTE
EXHIBIT A-5     -   FORM OF SERIES D NOTE
EXHIBIT B       -   FORM OF REQUEST FOR PURCHASE
EXHIBIT C       -   FORM OF CONFIRMATION OF ACCEPTANCE
EXHIBIT D       -   FORM OF OPINION OF COMPANY'S COUNSEL
EXHIBIT E       -   FORM OF WRITTEN FUNDING INSTRUCTIONS
EXHIBIT F       -   FORM OF GUARANTY AGREEMENT
EXHIBIT G       -   FORM OF INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

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                           LANDRY'S RESTAURANTS, INC.
                              1510 West Loop South
                              Houston, Texas 77027

                                                           As of October 1, 2003

To:  Prudential Investment Management, Inc.
        (herein called "Prudential")
     Each Prudential Affiliate (as hereinafter defined) which becomes bound by certain provisions of this Agreement as hereinafter provided (together with Prudential, the "Purchasers")
     c/o Prudential Capital Group
     Gateway Center Four
     100 Mulberry Street
     Newark, NJ 07102-4069

Ladies and Gentlemen:

     The undersigned, LANDRY'S RESTAURANTS, INC., a Delaware corporation (the "Company"), hereby agrees with you as follows:

     1. AUTHORIZATION OF ISSUE OF NOTES. The Company will authorize the issue of its senior secured promissory notes (the "Notes") in the aggregate principal amount of $150,000,000, to be dated the date of issue thereof; to mature, in the case of each Note so issued, no more than 10 years after the date of original issuance thereof; to have an average life, in the case of each note so issued, of no more than 10 years after the date of original issuance thereof; to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Note so issued, in the Confirmation of Acceptance with respect to such Note delivered pursuant to paragraph 2F; and to be substantially in the form of Exhibit A-1 attached hereto. The term "Notes" as used herein shall include each Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods, and (vi) the same original date of issuance are herein called a "Series" of Notes. Capitalized terms used herein have the meanings specified in paragraph 10.

     2. PURCHASE AND SALE OF NOTES.

     2A. Facility. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential Affiliates from time to time, the purchase of

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Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Notes is herein called the "Facility". At any time, the aggregate principal amount of Notes stated in paragraph 1, minus the aggregate principal amount of Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time is herein called the "Available Facility Amount" at such time. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF NOTES BY PRUDENTIAL AFFILIATES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

     2B. Issuance Period. Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the second anniversary of the date of this Agreement and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, written notice stating that it elects to terminate the issuance and sale of Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day). The period during which Notes may be issued and sold pursuant to this Agreement is herein called the "Issuance Period".

     2C. Periodic Spread Information. Provided no Default or Event of Default exists, not later than 10:30 A.M. (New York City local time) on a Business Day during the Issuance Period if there is an Available Facility Amount on such Business Day, the Company may request by telecopier or telephone, and Prudential will, to the extent reasonably practicable, provide to the Company on such Business Day (or, if such request is received after 10:30 A.M. (New York City local time) on such Business Day, on the following Business Day), information (by telecopier or telephone) with respect to various spreads at which Prudential Affiliates might be interested in purchasing Notes of different average lives; provided, however, that the Company may not make such requests more frequently than once in every five Business Days or such other period as shall be mutually agreed to by the Company and Prudential. The amount and content of information so provided shall be in the sole discretion of Prudential but it is the intent of Prudential to provide information which will be of use to the Company in determining whether to initiate procedures for use of the Facility. Information so provided shall not constitute an offer to purchase Notes, and neither Prudential nor any Prudential Affiliate shall be obligated to purchase Notes at the spreads specified. Information so provided shall be representative of potential interest only for the period commencing on the day such information is provided and ending on the earlier of the fifth Business Day after such day and the first day after such day on which further spread information is provided. Prudential may suspend or terminate providing information pursuant to this paragraph 2C for any reason, including its determination that the credit quality of the Company has declined since the date of this Agreement.

     2D. Request for Purchase. The Company may from time to time during the Issuance Period make requests for purchases of Notes (each such request being a "Request for

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Purchase"). Each Request for Purchase shall be made to Prudential by telecopier or overnight delivery service, and shall (i) specify the aggregate principal amount of Notes covered thereby, which shall not be less than $10,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities, principal prepayment dates and amounts and interest payment periods (which shall be quarterly in arrears) of the Notes covered thereby, (iii) specify the use of proceeds of such Notes, (iv) specify the proposed day for the closing of the purchase and sale of such Notes, which shall be a Business Day during the Issuance Period not less than 7 days and not more than 15 days after the making of such Request for Purchase, (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Notes are to be transferred on the Closing Day for such purchase and sale, (vi) certify that the representations and warranties contained in paragraph 8 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default, (vii) specify the Designated Spread for such Notes and (viii) be substantially in the form of Exhibit B attached hereto. Each Request for Purchase shall be in writing and shall be deemed made when received by Prudential.

     2E. Rate Quotes. Not later than five Business Days after the Company shall have given Prudential a Request for Purchase pursuant to paragraph 2D, Prudential may, but shall be under no obligation to, provide to the Company by telephone or telecopier, in each case between 9:30 A.M. and 1:30 P.M. New York City local time (or such later time as Prudential may elect) interest rate quotes for the several principal amounts, maturities, principal prepayment schedules, and interest payment periods of Notes specified in such Request for Purchase. Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Notes, at which a Prudential Affiliate would be willing to purchase such Notes at 100% of the principal amount thereof.

     2F. Acceptance. Within 30 minutes after Prudential shall have provided any interest rate quotes pursuant to paragraph 2E or such shorter period as Prudential may specify to the Company (such period being the "Acceptance Window"), the Company may, subject to paragraph 2G, elect to accept such interest rate quotes as to not less than $10,000,000 aggregate principal amount of the Notes specified in the related Request for Purchase. Such election shall be made by an Authorized Officer of the Company notifying Prudential by telephone or telecopier within the Acceptance Window that the Company elects to accept such interest rate quotes, specifying the Notes (each such Note being an "Accepted Note") as to which such acceptance (an "Acceptance") relates. The day the Company notifies an Acceptance with respect to any Accepted Notes is herein called the "Acceptance Day" for such Accepted Notes. Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Notes hereunder shall be made based on such expired interest rate quotes. Subject to paragraph 2G and the other terms and conditions hereof, the Company agrees to sell to a Prudential Affiliate, and Prudential agrees to cause the purchase by a Prudential Affiliate of, the Accepted Notes at 100% of the principal amount of such Notes. As soon as practicable following the Acceptance Day, the Company, Prudential and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit C attached hereto (a "Confirmation of

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Acceptance"). If the Company should fail to execute and return to Prudential within two Business Days following receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, Prudential may at its election at any time prior to its receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.

     2G. Market Disruption. Notwithstanding the provisions of paragraph 2F, if Prudential shall have provided interest rate quotes pursuant to paragraph 2E and thereafter prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with paragraph 2F the domestic market for U.S. Treasury securities or derivatives shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or derivatives, then such interest rate quotes shall expire, and no purchase or sale of Notes hereunder shall be made based on such expired interest rate quotes. If the Company thereafter notifies Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this paragraph 2G are applicable with respect to such Acceptance.

     2H. Closing.

     2H(1). Initial Closing. The Company hereby agrees to sell to the applicable Purchasers indicated on the Purchaser Schedule attached hereto and, subject to the terms and conditions herein set forth, each such Purchaser agrees to purchase from the Company under the Facility (i) 5.47% Senior Secured Notes, Series A, due 2009 (the "Series A Notes") in the aggregate principal amount, if any, set forth for Series A Notes opposite such Purchaser's name on the Purchaser Schedule attached hereto at 100% of such aggregate principal amount,
(ii) 5.84% Senior Secured Notes, Series B, due 2010 (the "Series B Notes") in the aggregate principal amount, if any, set forth for Series B Notes opposite such Purchaser's name on the Purchaser Schedule attached hereto at 100% of such aggregate principal amount, (iii) 6.05% Senior Secured Notes, Series C, due 2011 (the "Series C Notes") in the aggregate principal amount, if any, set forth for Series C Notes opposite such Purchaser's name on the Purchaser Schedule attached hereto at 100% of such aggregate principal amount and (iv) 6.44% Senior Secured Notes, Series D, due 2013 (the "Series D Notes" and, together with the Series A Notes, the Series B Notes and the Series C Notes, collectively, the "Initial Notes") in the aggregate principal amount, if any, set forth for Series D Notes opposite such Purchaser's name on the Purchaser Schedule attached hereto at 100% of such aggregate principal amount. The Series A Notes, Series B Notes, Series C Notes and Series D Notes shall be substantially in the form of Exhibits A-2, A-3, A-4 and A-5, respectively, attached hereto. The Company will deliver to Prudential, at the offices of Baker Botts L.L.P. at 2001 Ross Avenue, Dallas, Texas 75201, Notes registered in the names of the applicable Purchasers, evidencing the aggregate principal amount of Initial Notes of each Series to be purchased by such Purchasers and in the denomination or denominations specified in the Purchaser Schedule attached hereto against payment of the purchase price thereof by transfer of immediately available funds to the credit of the Company's account #002552600153 at Bank of America, Houston, Texas (ABA No. 111000025) on the date of closing, which shall be October 1, 2003, or any other date upon which the Company and Prudential may mutually agree in writing (the "Initial Closing").

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     2H(2). Subsequent Closings. Not later than 11:30 A.M. (New York City local time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of Baker Botts L.L.P. at 2001 Ross Avenue, Dallas, Texas 75201 the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser's name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account specified in the Request for Purchase of such Notes.

     2H(3). Rescheduled Closings. If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in this paragraph 2H, or any of the conditions specified in paragraph 3 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 1:00 P.M., New York City local time, on such scheduled Closing Day notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether (x) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 30 Business Days after such scheduled Closing Day (the "Rescheduled Closing Day") and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in paragraph 3 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with paragraph 2I(3) or (y) such closing is to be canceled as provided in paragraph 2I(4). In the event that the Company shall fail to give such notice referred to in the preceding sentence, Prudential (on behalf of each Purchaser) may at its election, at any time after 1:00 P.M., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled as provided in paragraph 2I(4). Notwithstanding anything to the contrary appearing in this Agreement, the Company may elect to reschedule a closing with respect to any given Accepted Notes on not more than one occasion, unless Prudential shall have otherwise consented in writing.

     2I. Fees.

     2I(1). Facility Fee. At the time of the execution and delivery of this Agreement by the Company and Prudential, the Company will pay to Prudential in immediately available funds a fee (the "Facility Fee") in the amount of $150,000, subject to reduction as provided in the letter agreement dated July 30, 2003 between the Company and Prudential.

     2I(2). Issuance Fee. The Company will pay to Prudential in immediately available funds a fee (the "Issuance Fee") on each Closing Day (other than the date of the Initial Closing) in an amount equal to 0.125% of the aggregate principal amount of Notes sold on such Closing Day.

     2I(3). Delayed Delivery Fee. If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the

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Company will pay to the Purchaser of such Accepted Note on the Cancellation Date or actual closing date of such purchase and sale a fee (the "Delayed Delivery Fee") calculated as follows:

                           (BEY - MMY) X DTS/360 X PA

where "BEY" means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note, "MMY" means Money Market Yield, i.e., the yield per annum on a commercial paper investment of the highest quality selected by Prudential on the date Prudential receives notice of the delay in the closing for such Accepted Note having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days (a new alternative investment being selected by Prudential each time such closing is delayed); "DTS" means Days to Settlement, i.e., the number of actual days elapsed from and including the original Closing Day with respect to such Accepted Note to but excluding the date of such payment; and "PA" means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made. In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with paragraph 2H.

     2I(4). Cancellation Fee. If the Company at any time notifies Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Company in writing under the circumstances set forth in the penultimate sentence of paragraph 2H(3) that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being the "Cancellation Date"), the Company will pay the Purchasers in immediately available funds an amount (the "Cancellation Fee") calculated as follows:

                                     PI X PA

where "PI" means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Notes(s) on the Acceptance Day for such Accepted Note by (b) such bid price; and "PA" has the meaning specified in paragraph 2I(3). The foregoing bid and ask prices shall be as reported by TradeWeb LLC (or, if such data for any reason ceases to be available through TradeWeb LLC, any publicly available source of similar market data). Each price shall be rounded to the second decimal place. In no case shall the Cancellation Fee be less than zero.

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

     3. CONDITIONS OF CLOSING. The obligation of any Purchaser to purchase and pay for any Notes is subject to the satisfaction, on or before the Closing Day for such Notes, of the following conditions:

     3A. Certain Documents. Such Purchaser shall have received the following, each dated the date of the applicable Closing Day unless otherwise specified:

          (i) The Note(s) to be purchased by such Purchaser.

          (ii) A certificate of the Secretary or an Assistant Secretary and one other officer of the Company certifying (a) the existence of the Company,
     (b) the Company's certificate of incorporation, certified as of a recent date by the Secretary of State of the State of Delaware, (c) the Company's bylaws, (d) the resolutions of the Company's Board of Directors authorizing the execution and delivery of this Agreement, the issuance of the Notes, and the execution and delivery of the other Shelf Documents, and (e) all documents evidencing other necessary corporate, partnership or limited liability company action and governmental approvals, if any, with respect to this Agreement, the Notes, and the other Shelf Documents executed and delivered on or before such Closing Day (provided, that for any Closing Day occurring after the Initial Closing, such officers may certify that there has been no change to any applicable document, authorization or approval since the date on which it was most recently delivered to such Purchaser under this clause (ii), as an alternative to the further delivery thereof).

          (iii) A certificate of the Secretary or an Assistant Secretary and one other officer of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement, the Notes, the other Shelf Documents and the other documents to be delivered hereunder by the Company (provided, that for any Closing Day occurring after the Initial Closing, such officers may certify that there has been no change to the officers of the Company authorized to sign Accepted Notes and other documents to be delivered therewith since the date on which a certificate setting forth the names and true signatures of such officers, as described above, was most recently delivered to such Purchaser under this clause
     (iii), as an alternative to the further delivery thereof).

          (iv) A certificate of the Secretary or an Assistant Secretary and one other officer of each Shelf Obligor other than the Company (or, if any such Shelf Obligor is a partnership, its general partner) certifying (a) the existence of such Shelf Obligor (and, if applicable, such general partner),
     (b) such Shelf Obligor's (and, if applicable, such general partner's) certificate of incorporation (or equivalent charter document), (c) such Shelf Obligor's (and, if applicable, such general partner's) bylaws (or equivalent governing document), (d) the resolutions of such Shelf Obligor's (or general partner's) Board of Directors (or equivalent governing body) authorizing the execution and delivery of the Guaranty Agreement, the Subsidiary Pledge Agreement and the other Shelf Documents to which such Shelf Obligor is a party, and (e) all documents evidencing other necessary corporate, partnership or limited liability company action and governmental approvals, if any, with respect to the Guaranty Agreement, the Subsidiary Pledge Agreement and the other Shelf Documents executed and delivered by such Shelf Obligor (or general partner) on or before such Closing Day (provided, that for any Closing Day occurring after the Initial Closing, such officers may certify that there has been no change to any applicable document, authorization or approval since the date on which it was most recently delivered to such Purchaser under this clause (iv) as an alternative to the further delivery thereof).

          (v) A certificate of the Secretary or an Assistant Secretary and one other officer of each Shelf Obligor other than the Company (or, if any Shelf Obligor is a partnership, its general partner) certifying the names and true signatures of the officers of such Shelf Obligor (or general partner) authorized to sign the Guaranty Agreement, the Subsidiary Pledge Agreement and the other Shelf Documents to be delivered hereunder by such Shelf Obligor (provided, that for any Closing Day occurring after the Initial Closing, such officers may certify that there has been no change to the officers of such Shelf Obligor (or general partner) authorized to sign any other documents to be delivered on such Closing Day since the date on which a certificate setting forth the names and true signatures of such officers, as described above, was most recently delivered to such Purchaser under this clause (v), as an alternative to the further delivery thereof).

          (vi) A favorable opinion of Winstead Sechrest & Minick P.C., special counsel to the Company and the other Shelf Obligors (or such other counsel designated by the Company and acceptable to the Purchaser(s)) satisfactory to such Purchaser and substantially in the form of Exhibit D attached hereto and as to such other matters as such Purchaser may reasonably request. The Company hereby directs each such counsel to deliver such opinion, agrees that the issuance and sale of any Accepted Notes will constitute a reconfirmation of such direction, and understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion.

          (vii) Corporate and tax good standing certificates, dated as of a recent date, for the Company and each other Shelf Obligor from the Secretary of State (or equivalent governmental official) of each State (or other jurisdiction) where such entity is either organized or does business, and such other evidence of the status of the Company as such Purchaser may reasonably request.

          (viii) Solely with respect to the Initial Closing, certified copies of Requests for Information or Copies (Form UCC-11) or equivalent reports listing all effective financing statements which name the Company or any other Shelf Obligor (under its present name and previous names) as debtor and which are filed in the offices of the Secretary of State (or equivalent governmental official) of the applicable jurisdiction of organization of each such entity, together with copies of such financing statements.

          (ix) The Guaranty Agreement, duly executed by all parties thereto.

          (x) The Intercreditor Agreement, duly executed by the Collateral Agent, the Banks, the Company and the other Shelf Obligors.

          (xi) The Pledge Agreements, each duly executed by all parties thereto.

          (xii) All certificates, if any, representing the equity interests pledged under the Pledge Agreements, together with an undated assignment instrument for each such certificate, duly executed in blank by the holder thereof.

          (xiii) Appropriate UCC-1 or UCC-3 Financing Statements, naming the Collateral Agent as secured party and covering the Collateral, for filing with the appropriate authorities.

          (xiv) Solely with respect to the Initial Closing, a certified copy of the Bank Agreement, in form, scope and substance satisfactory to such Purchaser.

          (xv) Solely with respect to the Initial Closing, written instructions of the Company in the form of Exhibit E attached hereto.

          (xvi) Solely with respect to the Initial Closing, evidence of the appointment of CT Corporation System as agent for service of process in New York for the Company.

          (xvii) Additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

     3B. Opinion of Purchaser's Special Counsel. Such Purchaser shall have received from Baker Botts L.L.P., who is acting as special counsel for it in connection with this transaction, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.

     3C. Representations and Warranties; No Default. The representations and warranties contained in paragraph 8 hereof and in the other Shelf Documents shall be true on and as of such Closing Day, except to the extent of changes caused by the transactions herein contemplated; there shall exist on such Closing Day no Event of Default or Default; and the Company shall have delivered to such Purchaser an Officer's Certificate, dated such Closing Day, to both such effects.

     3D. Purchase Permitted by Applicable Laws. The purchase of and payment for the Notes to be purchased by such Purchaser on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.

     3E. Legal Matters. Counsel for such Purchaser, including any special counsel for the Purchasers retained in connection with the purchase and sale of such Notes, shall be satisfied as to all legal matters relating to such purchase and sale, and such Purchaser shall have received from such counsel favorable opinions as to such legal matters as it may request.

     3F. Payment of Fees. The Company shall have paid to the Purchasers and Prudential any fees due them pursuant to or in connection with this Agreement, including any Facility Fee due pursuant to paragraph 2I(1), any Issuance Fee due pursuant to paragraph 2I(2) and any Delayed Delivery Fee due pursuant to paragraph 2I(3). In addition, all other fees which are due and payable on or before any Closing Day shall have been paid, and without limiting the provisions of paragraph 11B, special counsel to the Purchasers shall have received its fees, charges and disbursements to the extent reflected in a statement of such special counsel rendered to the Company prior to such Closing Day.

     3G. Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to such Purchaser, and it shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

     3H. Private Placement Numbers. Private Placement numbers issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

     3I. Collateral Agent's Liens. Prudential shall have received satisfactory evidence that the Liens granted to the Collateral Agent under each of the Pledge Agreements are Acceptable Security Interests and that all actions or filings necessary to protect, preserve and validly perfect such Liens have been made, taken or obtained, as the case may be, and are in full force and effect.

     4. PREPAYMENTS. The Notes shall be subject to prepayment with respect to any required prepayments set forth in such Notes as provided in paragraph 4A, with respect to the optional prepayments permitted by paragraph 4B and with respect to prepayments specified in paragraph 4D. Any prepayment made by the Company pursuant to any other provision of this paragraph 4 shall not reduce or otherwise affect its obligation to make any required prepayment as specified in paragraph 4A.

     4A. Required Prepayments. The Notes of each Series shall be subject to required prepayments, if any, set forth in the Notes of such Series.

     4B. Optional Prepayment With Yield-Maintenance Amount. The Notes of each Series shall be subject to prepayment, in whole at any time or from time to time in part (in integral multiples of $100,000 and in a minimum amount of $1,000,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note. Any partial prepayment of a Series of Notes pursuant to this paragraph 4B shall be applied in satisfaction of required payments of principal of the Notes in such Series in inverse order of their scheduled due dates.

     4C. Notice of Optional Prepayment. The Company shall give each Holder to be prepaid pursuant to paragraph 4B irrevocable written notice of such prepayment not less than 10 Business Days prior to the prepayment date, specifying such prepayment date, specifying the aggregate principal amount of the Notes to be prepaid on such date, identifying each Note held by such Holder, and the principal amount of each such Note, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4A, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Holder which shall have designated a recipient for such notices in the Purchaser Schedule attached hereto or to the applicable Confirmation of Acceptance or by notice in writing to the Company.

     4D. Offer to Prepay Notes in the Event of Certain Asset Transfers.

          (i) Notice of Impending Asset Transfer. The Company will not, and will not permit any of its Subsidiaries to, consummate any Transfer of assets in connection with which the Company is required to offer to prepay Notes pursuant to clause (v) or (vi) of paragraph 6C(6) unless, at least 30 days prior to such consummation, the Company shall have given to each Holder written notice of such impending Transfer of assets. Such notice shall contain and constitute an offer to prepay the Notes as described in clause
     (ii) of this paragraph 4D and shall be accompanied by the certificate described in clause (v) hereof. The Company shall, on or before the day on which it gives such written notice of such impending Transfer to the Holders, give telephonic notice thereof to each Holder which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or to the applicable Confirmation of Acceptance or by notice in writing to the Company.

          (ii) Offer to Prepay Notes. The offer to prepay Notes contemplated by the foregoing clause (i) shall be an offer to prepay, in accordance with and subject to this paragraph 4D, Notes held by each Holder, in a principal amount equal to the Pro Rata Portion of the Notes held by such Holder on a date specified in such offer (the "Proposed Prepayment Date"). Such Proposed Prepayment Date shall be not less than 30 days and not more than 45 days after the date of such offer. If the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 35th day after the date of such offer. A "Pro Rata Portion" shall mean, at any time and with respect to Notes then held by any Holder, an amount equal to (a) the Annual Excess Proceeds or Aggregate Excess Proceeds, as applicable, resulting from the applicable Transfer multiplied by (b) a fraction, (I) the numerator of which is the aggregate outstanding principal amount of Notes held by such Holder at such time and (II) the denominator of which is the aggregate outstanding principal amount of all Senior Indebtedness at such time.

          (iii) Rejection; Acceptance. The Company shall, on or before the seventh Business Day prior to the Proposed Prepayment Date, give telephonic renotification and confirmation thereof to each Holder which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or to the applicable Confirmation of Acceptance or by notice in writing to the Company. A Holder may accept the offer to prepay made pursuant to this paragraph 4D by causing a notice of such acceptance to be delivered to the Company on or before the fifth Business Day prior to the Proposed Prepayment Date. A failure by a Holder to respond to an offer to prepay made pursuant to this paragraph 4D on or before such date shall be deemed to constitute a rejection of such offer by such Holder. If any Holder of Notes shall not have accepted the offer to prepay Notes made pursuant to this paragraph 4D (each such Holder, a "Rejecting Holder"), the Company shall apply to the prepayment of other Senior Indebtedness, on or before the Proposed Prepayment Date, an amount equal to the aggregate prepayment amount which the Company shall have offered to the Rejecting Holders.

          (iv) Prepayment. Prepayment of the Notes to be prepaid pursuant to this paragraph 4D shall be at 100% of the principal amount of such Notes, together with interest accrued to the date of prepayment and the Modified Yield-Maintenance Amount (in the case of a prepayment pursuant to clause
     (v) of paragraph 6C(6)) or Yield-Maintenance Amount (in the case of a prepayment pursuant to clause (vi) of paragraph 6C(6)), as applicable (if any), with respect to such Notes. The prepayment shall be made on the Proposed Prepayment Date.

          (v) Officer's Certificate. Each offer to prepay the Notes pursuant to this paragraph 4D shall be accompanied by a certificate, executed by a Responsible Officer of the Company and dated the date of such offer, specifying (a) the Proposed Prepayment Date, (b) that such offer is made pursuant to this paragraph 4D, (c) the estimated principal amount of each Note offered to be prepaid and the estimated principal amount of other Senior Indebtedness held by each holder thereof to be offered to be prepaid concurrently therewith, (d) that the conditions of this paragraph 4D have been fulfilled and (e) in reasonable detail, the nature and proposed date of the Transfer of assets pursuant to which such prepayment offer is being made.

     4E. Application of Prepayments.

          (i) Upon any partial prepayment of the Notes of any Series pursuant to paragraph 4A or 4B, the amount so prepaid shall be allocated to all outstanding Notes of such Series in proportion to the respective outstanding principal amounts thereof.

          (ii) Upon any prepayment of Notes pursuant to paragraph 4D, the principal amount so prepaid shall be allocated to all Notes of all Series at the time outstanding and held by Holders who have accepted the Company's offer of prepayment made pursuant to paragraph 4D, pro rata as more fully specified therein.

     4F. Retirement of Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraphs 4A, 4B or 4D or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any Holder.

     5. AFFIRMATIVE COVENANTS. During the Issuance Period and so long thereafter as any Note is outstanding and unpaid, the Company covenants as follows:

     5A. Financial Statements; Notice of Defaults. The Company will deliver to each Holder in duplicate:

          (i) as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year (or, if earlier, such date as the Company is required to file a Quarterly Report on Form 10-Q with the SEC), consolidating and consolidated statements of income and cash flows and a consolidated statement of stockholders' equity of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidating and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments; provided, however, that delivery pursuant to clause (iii) below of copies of the Quarterly Report on Form l0-Q of the Company for such quarterly period filed with the SEC shall be deemed to satisfy the requirements of this clause (i) with respect to consolidated financial statements so long as such statements contained in such Quarterly Report on Form 10-Q are prepared in accordance with GAAP;

          (ii) as soon as practicable and in any event within 90 days after the end of each fiscal year (or, if earlier, such date as the Company is required to file an Annual Report on Form 10-K with the SEC), consolidating and consolidated statements of income and cash flows and a consolidated statement of stockholders' equity of the Company and its Subsidiaries for such year, and a consolidating and consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holder(s) and, as to the consolidated statements, reported on by independent public accountants of recognized national standing selected by the Company whose report shall be without limitation as to scope of the audit and satisfactory in substance to the Required Holder(s) and, as to the consolidating statements, certified by an authorized financial officer of the Company; provided, however, that delivery pursuant to clause (iii) below of copies of the Annual Report on Form 10-K of the Company for such fiscal year filed with the SEC shall be deemed to satisfy the requirements of this clause (ii) with respect to consolidated financial statements so long as such statements contained in such Annual Report on Form 10-K are prepared in accordance with GAAP;

          (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which it files with the SEC;

          (iv) promptly upon receipt thereof, a copy of each other report submitted to the Company or any Restricted Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;

          (v) promptly upon release thereof, a copy of each press release made by the Company or any Restricted Subsidiary concerning any material development in relation to the business of the Company or any Subsidiary; and

          (vi) with reasonable promptness, such other information respecting the condition or operations, financial or otherwise, of the Company or any of its Restricted Subsidiaries as such Holder may reasonably request.

Together with each delivery of financial statements required by clauses (i) and
(ii) above, the Company will deliver to each Holder an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Restricted Subsidiaries with the provisions of paragraphs 6A(1), 6A(2), 6A(3), 6A(4), 6C(1), 6C(2), 6C(3) and 6C(6) and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause (ii) above, the Company will deliver to each Holder a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

     The Company also covenants that immediately after any Responsible Officer obtains knowledge of an Event of Default or Default, the Company will deliver to each Holder an Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

     5B. Information Required by Rule 144A. The Company will, upon the request of any Holder, provide such Holder, and any qualified institutional buyer designated by such Holder, such financial and other information as such Holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to and in compliance with the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

     5C. Inspection of Property. The Company will permit any Person designated by any Holder in writing, at such Holder's expense and upon reasonable notice to the Company if no Default or Event of Default exists and at the Company's expense if a Default or Event of Default does exist, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such entities with the principal officers of the Company and its independent public accountants, all at such reasonable times and as often as such Holder may reasonably request.

     5D. Covenant to Secure and Guarantee Notes Equally.

          (i) The Company will, if it or any Restricted Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6C(1) (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured.

          (ii) If any Person provides a Guarantee of any Bank Obligations, it will cause such Person to Guarantee the Notes equally and ratably with such Bank Obligations for so long as such Bank Obligations are guaranteed.

          (iii) At its expense the Company shall execute and deliver, and shall cause its Subsidiaries to execute and deliver, any and all documents, financing statements, agreements and instruments, and take all action (including, without limitation, filing Uniform Commercial Code and other financing statements), that may be required under applicable law, or which the Required Holder(s) may reasonably request in order to effectuate the intent of the parties set forth in clauses (i) and (ii) of this paragraph 5D.

          (iv) Each of the Holders agrees to discharge and release any Guarantor from the Guaranty Agreement pursuant to the written request of the Company, provided that (a) such Guarantor has been released and discharged as an obligor and guarantor under and in respect of all Indebtedness of the Company and its Affiliates under the Bank Agreement Documents or all Bank Obligations are fully paid and the Bank Agreement is terminated, (b) any such release and discharge shall be expressly conditioned upon receipt by such Holder of a written agreement executed by such Guarantor pursuant to which such Guarantor agrees that if, for any reason whatsoever, such Guarantor thereafter becomes an obligor or guarantor under and in respect of any Indebtedness of the Company outstanding under or pursuant to any Bank Agreement Document, then such Guarantor shall contemporaneously provide written notice thereof to such Holder accompanied by an executed Guaranty Agreement, or supplement thereto, of such Guarantor and such other documentation as is required by this paragraph 5D and (c) at the time of such release and discharge, no Default or Event of Default has occurred and is continuing or would result from such release and discharge, and the Company has delivered to such Holder an Officer's Certificate certifying to such effect.

          (v) The Company agrees that it will not, nor will it permit any Subsidiary or Affiliate to, directly or indirectly, pay or cause to be paid any consideration or remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any creditor of the Company, of any Guarantor or of any Affiliate as consideration for or as an inducement to the entering into by any such creditor of any release or discharge of any Guarantor with respect to any liability of such Guarantor as an obligor or guarantor under or in respect of Indebtedness of the Company, unless such consideration or remuneration is concurrently paid, on the same terms, ratably to all Holders.

     5E. Parity with Other Indebtedness. The Company will, and will cause each of the Subsidiaries to, execute all such documents and take all such actions as the Required Holder(s) may reasonably request in order to assure that at all times (i) the Notes shall rank in right of payment senior to or pari passu with all other Indebtedness of the Company and (ii) each Guarantor's guaranty obligations under the Guaranty Agreement shall rank in right of payment senior to or pari passu with all other Indebtedness of such Guarantor, except, in each case, with respect to Priority Indebtedness to the extent permitted under paragraph 6C(2).

     5F. Maintenance of Insurance. The Company covenants that it and each of its Subsidiaries will maintain insurance in such amounts and against such casualties, liabilities, risks, contingencies and hazards as is customarily maintained by other similarly situated companies operating similar businesses and together with each delivery of financial statements under clause (ii) of paragraph 5A, it will deliver an Officers' Certificate specifying the details of such insurance in effect. The coverages, terms and conditions of such insurance shall be reasonably satisfactory to the Required Holder(s).

     5G. Maintenance of Properties; Compliance with Laws. The Company covenants that it and each Subsidiary will (i) maintain or cause to be maintained in good repair, working order and condition all equipment and other properties necessary at that time in its business and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof and (ii) comply with all applicable (a) laws (including Environmental and Safety Laws), rules, regulations, decrees and orders of all Federal, state, local or foreign courts or governmental agencies, authorities, instrumentalities or regulatory bodies and (b) rules, regulations and requirements necessary to maintain its operating and business licenses, authorizations and permits, noncompliance with which could reasonably be expected to result in a Material Adverse Effect.

     5H. Corporate Existence, etc. The Company covenants that it will, and will cause all its Restricted Subsidiaries to, preserve and keep in full force and effect at all times its corporate or other existence, and permits, licenses, franchises and other rights material to its business, taken as a whole, except that the existence of any Subsidiary may be terminated if, in the good faith judgment of the Board of Directors of the Company, such termination is in the best interest of the Company and is not disadvantageous to the Holders.

     5I. Payment of Taxes and Claims. The Company will, and will cause each Restricted Subsidiary to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits before any material penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and which by law have or might become a Lien upon any substantial portion of its properties or assets; provided, that no such charge or claim need be paid if such charge or claim is being contested in good faith by appropriate proceedings and adequate reserves therefor have been established in accordance with GAAP.

     5J. Books and Accounts. The Company covenants that it will, and will cause each of its Subsidiaries to, maintain proper and accurate books of record and account in which full, true and correct entries shall be made of its transactions and set aside on its books from its earnings for each fiscal period all such proper reserves as in each case shall be required in accordance with GAAP, consistently applied.

     6. NEGATIVE COVENANTS. During the Issuance Period and so long thereafter as any Note is outstanding and unpaid, the Company covenants as follows:

     6A. Financial Covenants.

     6A(1). Fixed Charge Coverage Ratio. The Company will not permit, on any date, the ratio of (i) the sum of (a) EBITDA plus (b) Adjusted Operating Lease Expense to (ii) the sum of (a) Interest Expense plus (b) Adjusted Operating Lease Expense, in each case for the period of four consecutive fiscal quarters ended on or prior to such date, to be less than 1.75 to 1.00.

     6A(2). Total Indebtedness to EBITDA Ratio. The Company will not permit, on any date, the ratio of (i) Total Indebtedness on such date to (ii) EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date, to be greater than (a) 3.00 to 1.00 prior to the date of the Subordinated Indebtedness Event and (b) 3.25 to 1.00 on or after the date of the Subordinated Indebtedness Event.

     6A(3). Senior Indebtedness to EBITDA Ratio. The Company will not permit, on any date on or after the date of the Subordinated Indebtedness Event, the ratio of (i) Senior Indebtedness on such date to (ii) EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date, to be greater than 2.65 to 1.00.

     6A(4). Tangible Net Worth. The Company will not permit Tangible Net Worth at any time to be less than $465,342,000 plus the sum of (i) 40% of positive Net Income in the 6-month period ended December 31, 2003, plus (ii) 40% of positive Net Income in each fiscal year commencing with the fiscal year ended December 31, 2004 plus (iii) 40% of the Net Proceeds from the issuance and sale of equity securities (including issuances of equity securities in connection with the conversion of debt into equity) after the date hereof. Compliance with this paragraph 6A(4) shall be determined by the Company without giving effect to the adjustments to Net Worth required under GAAP by SAB 48 and related rules in connection with the purchase by the Company or a Subsidiary of the San Luis Resort and Conference Center and the Galveston Island Hilton Hotel.

     6B. [Reserved]

     6C. Lien, Indebtedness, and Other Restrictions.

     6C(1). Liens. The Company will not and will not permit any Restricted Subsidiary to create, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired, or any income, participation, royalty or profits therefrom (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of paragraph 5D), except for the Liens specified in clauses (i) -
(xiv) below (collectively, "Permitted Liens"):

          (i) Liens for taxes, assessments or other governmental levies or charges not yet due or which are being contested in good faith by the Company or any Subsidiary and for which adequate reserves have been taken in accordance with GAAP;

          (ii) statutory Liens of landlords and Liens of carriers, contractors, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or which are being contested in good faith by the Company or any Subsidiary and for which adequate reserves have been taken in accordance with GAAP;

          (iii) Liens (other than any Lien imposed by ERISA) incurred, or deposits made, in the ordinary course of business (a) in connection with workers' compensation, unemployment insurance, old age benefit and other types of social security, (b) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, purchase, construction, government or sales contracts and other similar obligations or (c) otherwise to satisfy statutory or legal obligations; provided that in each such case such Liens (x) were not incurred or made in connection with the incurrence or maintenance of Indebtedness (other than letters of credit referred to above) and (y) do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of the Company's or such Restricted Subsidiary's business;

          (iv) leases (other than Capital Leases), licenses and sublicenses granted to third parties not interfering in any material respect with the business of the Company and its Subsidiaries;

          (v) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to use of real property, in each case incidental to the ownership of property or assets or in the ordinary conduct of the operations of the Company and its Restricted Subsidiaries; provided that such Liens, in the aggregate, would not have a Material Adverse Effect;

          (vi) Liens on property or assets of a Restricted Subsidiary to secure obligations of such Restricted Subsidiary to the Company or a Restricted Subsidiary;

          (vii) Liens in existence on the date hereof as set forth on Schedule 6C(1) hereto;

          (viii) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay; provided that the aggregate of all such attachment or judgment Liens shall not secure obligations in an aggregate amount in excess of $10,000,000 at any time;

          (ix) Liens in favor of the Collateral Agent on Capital Securities of Subsidiaries securing the Bank Obligations, on an equal and ratable basis with the Obligations under the Shelf Documents, so long as the Intercreditor Agreement is in effect;

          (x) Liens against equipment arising from precautionary UCC financing statement filings regarding operating leases entered into in the ordinary course of business;

          (xi) Liens (including the right of set-off) in favor of banking institutions that are not lenders to the Company or any of its Subsidiaries or that are parties to the Intercreditor Agreement, encumbering the deposits held by such banking institutions in the ordinary course of business;

          (xii) Restrictions under federal and state securities laws on the transfer of securities;

          (xiii) Liens securing the Obligations of the Company and its Subsidiaries under the Shelf Documents; and

          (xiv) Liens other than those described in clauses (i) - (xiii) above that secure Indebtedness permitted by paragraph 6C(2); provided that (a) in no event shall the Company or any Restricted Subsidiary permit any Lien to exist at any time on any of their respective current assets; (b) no Default or Event of Default shall exist and be continuing or shall result therefrom; and (c) Liens described in this clause (xiv) may not secure any Bank Obligations.

     6C(2). Priority Indebtedness. The Company will not permit, at any time, Priority Indebtedness to exceed 20% of Net Worth.

     6C(3). Loans, Advances, Investments and Contingent Liabilities. The Company will not, and will not permit any Restricted Subsidiary to, make or permit to remain outstanding any loan or advance to, or extend credit (other than credit extended in the normal course of business to any Person who is not an Affiliate of the Company) to, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, or commit to do any of the foregoing, (all of the foregoing collectively being "Investments"), except for the Investments set forth in clauses (i) - (viii) below (collectively, "Permitted Investments"):

          (i) loans or advances to any Restricted Subsidiary;

          (ii) stock, obligations or other securities of, or capital contributions to, a Restricted Subsidiary or a corporation or other entity which immediately after the purchase or acquisition of such stock, obligations or other securities will be a Restricted Subsidiary;

          (iii) obligations backed by the full faith and credit of the United States government (whether issued by the United States government or an agency thereof) or issued by foreign governments of comparable credit quality, and obligations guaranteed by the United States government, in each case which mature within one year from the date acquired;

          (iv) (a) demand and time deposits with, Eurodollar deposits with or certificates of deposit issued by or (b) bankers' acceptances eligible for rediscount under requirements of the Board of Governors of the Federal Reserve System that are accepted by, any commercial bank or trust company
     (x) organized under the laws of the United States or any of its states or having branch offices therein, (y) having either (I) capital, surplus and undistributed profits in excess of $100,000,000 or (II) assets in excess of $1,000,000,000 and (z) that issues either (I) senior debt securities rated A or better by S&P, A2 or better by Moody's or (II) commercial paper rated A-1 by S&P or Prime-1 by Moody's (or, in either case, an equivalent rating from another nationally recognized credit rating agency), in each case payable in the United States in United States dollars, in each case which mature within one year from the date acquired;

          (v) repurchase agreements, having terms of less than 90 days, for government obligations of the type specified in clause (iii) above with a commercial bank or trust company meeting the requirements of clause (iv) above;

          (vi) repurchases by the Company of the Company's common stock; provided that no Default or Event of Default exists either before or after giving effect to any such repurchase;

          (vii) readily marketable commercial paper and loan participations rated at the time of acquisition as A-1 or better by S&P or Prime-1 or better by Moody's (or, in either case, an equivalent rating from another nationally recognized credit rating agency) and maturing not more than 270 days from the date acquired; and

          (viii) Investments other than those set forth in the preceding clauses
     (i) - (vii); provided that the aggregate amount of such Investments, valued at the original cost thereof, shall not exceed at any time the lesser of
     (a) 6% of Net Worth at such time and (b) $75,000,000.

Notwithstanding the foregoing, no Subsidiary shall make any loan or advance to, or acquire any stock, obligations or securities of, the Company.

     6C(4). Sale or Issuance of Stock and Indebtedness of Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, sell, issue or otherwise dispose of, or part with control of, any shares of stock or Indebtedness of any Restricted Subsidiary, except (i) to the Company or a Restricted Subsidiary,
(ii) for issuance of Priority Indebtedness in compliance with paragraph 6C(2) or
(iii) that all shares of stock and Indebtedness of any Restricted Subsidiary at the time owned by or owed to the Company and other Restricted Subsidiaries may be sold as an entirety for a cash consideration which represents the fair value (as determined in good faith by the Board of Directors of the Company) at the time of sale of the shares of stock and Indebtedness so sold; provided that (a) such sale or other disposition is treated as a Transfer of assets of such Restricted Subsidiary and is permitted by paragraph 6C(6) and (b) at the time of such sale, such Restricted Subsidiary shall not own, directly or indirectly, any shares of stock or Indebtedness of any other Restricted Subsidiary (unless all of the shares of stock and Indebtedness of such other Restricted Subsidiary owned, directly or indirectly, by the Company and other Restricted Subsidiaries are simultaneously being sold as permitted by this paragraph 6C(4)).

     6C(5). Merger and Consolidation. The Company will not and will not permit any Restricted Subsidiary to merge or consolidate with or into any other Person, except that:

          (i) any Restricted Subsidiary may merge or consolidate with or into the Company; provided that the Company is the continuing or surviving corporation;

          (ii) any Restricted Subsidiary may merge or consolidate with or into a Restricted Subsidiary; provided that no Default or Event of Default exists before or after such transaction, and such Restricted Subsidiary is (a) the continuing or surviving entity and (b) organized and existing under the laws of a State of the United States; and

          (iii) the Company may consolidate or merge with any other corporation if (a) (I) the Company shall be the continuing or surviving corporation or
     (II) the continuing or surviving corporation is a solvent corporation duly organized and existing under the laws of any state of the United States of America or the District of Columbia, with a majority of its assets located and a majority of its operations conducted within the United States of America, and such continuing or surviving corporation expressly assumes, by a written agreement satisfactory in form and substance to the Required Holder(s) (which agreement may require, in connection with such assumption, the delivery of such opinions of counsel as the Required Holder(s) may require), the obligations of the Company under this Agreement, the Notes and the other Shelf Documents, including all covenants herein and therein contained, and such successor or acquiring entity shall succeed to and be substituted for the Company with the same effect as if it had been named herein as a party hereto, provided that no such sale shall release the Company from any of its obligations and liabilities under this Agreement, the Notes or the other Shelf Documents unless such sale is followed by the complete liquidation of the Company and substantially all the assets of the Company immediately following such sale are distributed to the successor or acquiring entity in such liquidation, and (b) no Default or Event of Default exists before or immediately after giving effect to such merger or consolidation.

     6C(6). Transfer of Assets. The Company will not and will not permit any Restricted Subsidiary to Transfer, or agree or otherwise commit to Transfer, any of its assets except that:

          (i) the Company or any Restricted Subsidiary may sell inventory in the ordinary course of business;

          (ii) the Company or any Restricted Subsidiary may Transfer assets that, in its good faith, reasonable judgment, have no further useful or productive capacity, are fully used or depreciated, are obsolete or are no longer necessary or productive in the ordinary course of the Company's business;

          (iii) the Company or any Restricted Subsidiary may Transfer assets other than as set forth in the preceding clauses (i) and (ii) above; provided that before and after such Transfer no Default or Event of Default shall exist and the value of such assets (valued at the greater of net book value or fair market value) does not at any time, together with all other assets of the Company and its Restricted Subsidiaries disposed of during the immediately preceding 12 calendar months, exceed 15% of the aggregate value of Total Assets as at the end of the then most recently ended fiscal year of the Company (the "Annual Limit"; the amount of any such excess being the "Annual Excess Proceeds"); provided that for purposes of calculating the value of such Transferred assets, there shall not be included any assets the proceeds of which were applied within 180 days after the date of sale of such assets to the acquisition of unencumbered assets useful and intended to be used in the operation of the business of the Company and its Restricted Subsidiaries and having a fair market value at least equal to that of the assets so disposed of; or

          (iv) the Company or any Restricted Subsidiary may Transfer assets other than as set forth in the preceding clauses (i) - (iii) above; provided that before and after such Transfer no Default or Event of Default shall exist and the value of such assets (valued at the greater of net book value or fair market value) does not at any time together with all other assets of the Company and its Restricted Subsidiaries disposed of on or after the date hereof, exceed 30% of the aggregate value of Total Assets as at the end of the then most recently ended fiscal year of the Company (the "Aggregate Limit"; the amount of any such excess being the "Aggregate Excess Proceeds"); provided that for purposes of calculating the value of such Transferred assets, there shall be included any assets the proceeds of which have not been applied to the acquisition of assets as contemplated by clause (iii);

          (v) the Company or any Restricted Subsidiary may Transfer assets other than as set forth in the preceding clauses (i) - (iv) above, if both before and after such Transfer no Default or Event of Default shall exist and such Transfer shall result in the Annual Limit being exceeded but not in the Aggregate Limit being exceeded; provided that the Company shall offer to prepay Notes, as specified in paragraph 4D, in an aggregate principal amount equal to each Holder's Pro Rata Portion of the Annual Excess Proceeds resulting from such Transfer; and

          (vi) the Company or any Restricted Subsidiary may Transfer assets other than as set forth in the preceding clauses (i) - (v) above, if both before and after such Transfer no Default or Event of Default shall exist and such Transfer shall result in the Aggregate Limit being exceeded; provided that (a) the ratio of Total Indebtedness to EBITDA, calculated pursuant to the provisions of paragraph 6A(2) as at the end of the fiscal quarter most recently ended on or prior to the date in which such Transfer takes place, on a pro forma basis immediately after giving effect to such Transfer, shall not exceed 2.00 to 1.00 and (b) the Company shall offer to prepay Notes, as specified in paragraph 4D, in an aggregate principal amount equal to each Holder's Pro Rata Portion of the Aggregate Excess Proceeds resulting from such Transfer. For purposes of this clause (vi), a "pro forma basis" shall mean (x) in the case of Total Indebtedness, Total Indebtedness as at the end of such fiscal quarter minus the aggregate principal amount of any Indebtedness of the Company and its Restricted Subsidiaries which has been retired or extinguished with the proceeds of such Transfer or which has been retired or extinguished or has otherwise ceased to be Indebtedness of the Company or any Restricted Subsidiary directly in connection with such Transfer, and (y) in the case of EBITDA, EBITDA for the period of four fiscal quarters most recently ended on such date minus EBITDA (to the extent positive) of the Company and its Restricted Subsidiaries attributable to such Transferred assets, and the Company shall deliver to Prudential an Officer's Certificate demonstrating such compliance.

     6C(7). Sale and Lease-Back. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction unless
(i) the assets so Transferred are subject to, and may be Transferred in compliance with, paragraph 6C(6), (ii) any resulting lease obligations are included in Adjusted Operating Lease Expense, and are subject to, and comply with, paragraph 6A(1), and (iii) any resulting Attributable Debt is included in Priority Indebtedness, and is subject to, and complies with, paragraph 6C(2).

     6C(8). Sale or Discount of Receivables. The Company will not, and will not permit any Restricted Subsidiary to, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable, other than individual notes and accounts receivable that are classified as doubtful in accordance with GAAP.

     6C(9). Related Party Transactions. The Company will not, and will not permit any Subsidiary to, directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise, any Related Party except in the ordinary course of business and upon terms that, in the Company's business judgment, as approved by the Company's Board of Directors, are no less favorable to the Company or such Subsidiary, as the case may be, than those that could be obtained in an arm's-length transaction with an unrelated third party.

     6D. Change of Business. The Company will not change, and will not permit any Subsidiary to change, in any material respect, the general nature of its business or operations from the business conducted by the Company and its Subsidiaries on the date hereof, and will not engage, and will not permit any Subsidiary to engage, directly or indirectly, in any material business activity, or purchase or otherwise acquire any material property, in either case not directly related to the general conduct of its business or operations as presently carried on.

     6E. Transfer of Assets to Subsidiaries. The Company will not, and will not permit any Subsidiary to, transfer any assets to a Subsidiary for the purpose of improving the credit position of such Subsidiary in order to enable it to borrow money.

     6F. Subsidiary Restrictions. The Company will not, and will not permit any Subsidiary to, enter into, or be otherwise subject to, any contract, agreement or other binding obligation that directly or indirectly limits the amount of, or otherwise restricts (i) the payment of dividends or other redemptions or distributions with respect to its Capital Securities by any Subsidiary (exclusive of restrictions on such payments, redemptions or distributions with respect to Minority Interests), (ii) the repayment by any Subsidiary of intercompany loans or advances, or (iii) other intercompany transfers of property or other assets by Subsidiaries (exclusive of restrictions on such transfers which benefit Minority Interests).

     7. EVENTS OF DEFAULT.

     7A. Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

          (i) the Company defaults in the payment of any principal of, or Yield-Maintenance Amount or Modified Yield-Maintenance Amount payable with respect to, any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

          (ii) the Company defaults in the payment of any interest on any Note for more than five Business Days after the date due; or

          (iii) the Company, any Restricted Subsidiary or any other Guarantor defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company, any Restricted Subsidiary or any other Guarantor fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company, any Restricted Subsidiary or any other Guarantor) prior to any stated maturity; provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company, any Restricted Subsidiary or any other Guarantor) shall occur and be continuing exceeds $10,000,000; or

          (iv) any representation or warranty made by or on behalf of the Company or any of its officers herein or by or on behalf of the Company, any of its Subsidiaries or any of the Company's or such Subsidiaries' officers in any other Shelf Document or in any other writing furnished in connection with or pursuant to this Agreement or the transactions contemplated hereby shall be false in any material respect on the date as of which made; or

          (v) the Company fails to perform or observe any term, covenant or agreement contained in paragraph 6 or the last sentence of paragraph 5A; or

          (vi) the Company or any other Shelf Obligor fails to perform or observe any other agreement, term or condition contained herein or in any of the other Shelf Documents and such failure shall not be remedied within 30 days after the earlier of (a) any Responsible Officer obtaining actual knowledge thereof and (b) the Company or any other Shelf Obligor receiving written notice of such default from any Holder; or

          (vii) the Company or any Restricted Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

          (viii) any decree or order for relief in respect of the Company or any Restricted Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (the "Bankruptcy Law"), of any jurisdiction; or

          (ix) the Company or any Restricted Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Restricted Subsidiary, or of any substantial part of the assets of the Company or any Restricted Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Restricted Subsidiary) relating to the Company or any Restricted Subsidiary under the Bankruptcy Law of any other jurisdiction; or

          (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Restricted Subsidiary and the Company or such Restricted Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

          (xi) any order, judgment or decree is entered in any proceedings against the Company or any Restricted Subsidiary decreeing the dissolution of the Company or such

     Restricted Subsidiary and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (xii) any order, judgment or decree is entered in any proceedings against the Company or any Restricted Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with GAAP) or which requires the divestiture of assets, or stock of a Restricted Subsidiary, which shall have contributed a substantial part of the consolidated net income of the Company and its Restricted Subsidiaries (determined in accordance with GAAP) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (xiii) one or more judgments or orders in an aggregate amount in excess of $10,000,000 is rendered against the Company or any Restricted Subsidiary and either (a) enforcement proceedings have been commenced by any creditor upon any such judgment or order or (b) within 30 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 30 days after the expiration of any such stay, such judgment is not discharged; or

          (xiv) (a) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (b) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of such proceedings, (d) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $1,000,000, (d) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (e) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (f) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would materially increase the liability of the Company or any Subsidiary thereunder; or

          (xv) any provision of the Guaranty Agreement, or either of the Pledge Agreements, after delivery thereof under paragraph 3A or 5K, as applicable, shall for any reason cease to be valid and binding on any Shelf Obligor party thereto, or any such Shelf Obligor shall so state in writing; or

          (xvi) either of the Pledge Agreements, after delivery thereof under paragraph 3A or 5K, as applicable, shall for any reason, except to the extent permitted by the terms thereof, cease to create a valid and perfected first priority security interest in any of the collateral purported to be covered thereby;

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, the Holder of any Note (other than the Company or any of its Subsidiaries or Affiliates) may at its option during the continuance of such Event of Default, by notice in writing to the Company, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable at par, together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable, together with interest accrued thereon and the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) with respect to any other event constituting an Event of Default, the Required Holder(s) may at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

     The Company acknowledges, and the parties hereto agree, that each Holder has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of the Yield-Maintenance Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

     7B. Rescission of Acceleration. At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, the principal of and Yield-Maintenance Amount or Modified Yield-Maintenance Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount or Modified Yield-Maintenance Amount at the rate specified in the Notes, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes, this Agreement or any other Shelf Document. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

     7C. Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the Holder of each Note at the time outstanding.

     7D. Other Remedies. If any Event of Default or Default shall occur and be continuing, the Holder of any Note may proceed to protect and enforce its rights under this Agreement, such Note and the other Shelf Documents by exercising such remedies as are available to such Holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon any Holder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise. All amounts recovered as the result of the exercise of such remedies or from distributions or other payments under the Intercreditor Agreement shall be applied in accordance with the following priorities (with all partial payments of amounts owing within each category being allocated ratably in accordance with the amounts so owing to each Holder): first, to the payment of all fees, indemnities, costs and expenses then owing under the Shelf Documents; second, after payment in full of the amounts set forth in clause first above, to the payment of the Yield-Maintenance Amount or Modified Yield-Maintenance Amount, if any, then owing; third, after payment in full of the amounts set forth in clause second above, to the payment of all accrued and unpaid interest then owing under the Shelf Documents; and fourth, after payment in full of the amounts set forth in clause third above, to the payment of principal then outstanding under the Notes.

     8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows:

     8A. Organization. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, each Subsidiary is duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized, and each of the Company and each Restricted Subsidiary (i) is duly qualified or licensed as a foreign corporation, limited liability company, partnership or other entity, as applicable, in each jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and (ii) has the corporate, limited liability company, partnership or equivalent power to own its respective property and to carry on its respective business as now being conducted. The execution, delivery and performance by the Company of this Agreement, the Notes and the other Shelf Documents to which it is a party are within the Company's corporate powers and have been duly authorized by all necessary corporate action. The execution, delivery and performance by each Subsidiary of the Shelf Documents to which it is a party are within such Subsidiary's powers and have been duly authorized by all necessary corporate, limited liability company, partnership or equivalent action. This Agreement constitutes, and upon execution and delivery thereof each other Shelf Document will constitute, a legal, valid and binding obligation of the Company and each Subsidiary party thereto, enforceable against the Company or such Subsidiary or Subsidiaries, as applicable, in accordance with its terms.

     8B. Financial Statements. The Company has furnished Prudential and each Purchaser of the Initial Notes and any Accepted Notes with the following financial statements, identified by a principal financial officer of the
Company: (i) consolidating and consolidated balance sheets of the Company and its Subsidiaries as at December 31 in each of the three fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than fiscal years completed within 90 days prior to such date for which audited financial statements have not been released) and consolidating and consolidated statements of income and cash flows and a consolidated statement of stockholders' equity of the Company and its Subsidiaries for each such year, all reported on by Ernst & Young LLP (or, in the case of such financial statements for fiscal years 2000 and 2001, Arthur Andersen LLP); and (ii) a consolidating and consolidated balance sheet of the Company and its Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 45 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and consolidating and consolidated statements of income and cash flows and a consolidated statement of stockholders' equity for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with GAAP consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, cash flows and stockholders' equity fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated. There has been no material adverse change in the business, assets, liabilities, operations or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole since the end of the most recent fiscal year for which such audited financial statements have been furnished.

     8C. Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which are reasonably likely to result in any material adverse change in the business, assets, liabilities, operations or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries which purports to affect the validity or enforceability of this Agreement, any Note or any other Shelf Document.

     8D. Outstanding Indebtedness. Neither the Company nor any of its Subsidiaries has outstanding any Indebtedness except as permitted by paragraphs 6A(2), 6A(3) and 6C(2). There exists no default under the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto.

     8E. Title to Properties. The Company has and each of its Subsidiaries has good and indefeasible title to its respective real properties (other than (a) properties which it leases and (b) other properties the aggregate value of which does not exceed $25,000,000) and good title to all of its other respective properties and assets, including the properties and assets reflected in the most recent audited balance sheet referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6C(1). All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.

     8F. Taxes. The Company has and each of its Subsidiaries has filed all federal, state and other income tax returns which, to the best knowledge of the officers of the Company and its Subsidiaries, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP.

     8G. Conflicting Agreements and Other Matters. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other restriction which materially and adversely affects its business, assets, liabilities, operations or condition, financial or otherwise, taken as a whole. Neither the execution nor delivery of this Agreement, the Notes or the other Shelf Documents, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes and other Shelf Documents will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Restricted Subsidiaries (other than the Liens created under the Pledge Agreements in favor of the Collateral Agent for the ratable benefit of the Holders and the Banks) pursuant to, the charter or by-laws or other organizational documents of the Company or any of its Restricted Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders, members or partners), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Restricted Subsidiaries is subject. Neither the Company nor any of its Restricted Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter or equivalent document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company of the type to be evidenced by the Notes, or the Indebtedness of Guarantors of the type to be evidenced by the Guaranty Agreement, except as set forth in the agreements listed in Schedule 8G attached hereto.

     8H. Offering of Notes. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of
Section 5 of the

Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

     8I. Use of Proceeds. The proceeds of the Initial Notes will be used to refinance existing Indebtedness and for general corporate purposes. None of the proceeds of the sale of any Notes will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" as defined in Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System ("margin stock") or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is then currently a margin stock or for any other purpose which might constitute the purchase of such Notes a "purpose credit" within the meaning of such Regulation U, unless the Company shall have delivered to the Purchaser which is purchasing such Notes, on the Closing Day for such Notes, an opinion of counsel satisfactory to such Purchaser stating that the purchase of such Notes does not constitute a violation of such Regulation U. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation T, Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

     8J. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, assets, liabilities, operations or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, assets, liabilities, operations or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from or will not involve any transaction which is subject to the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of the representation of each Purchaser in paragraph 9B as to the source of funds to be used by it to purchase any Notes.

     8K. Governmental Consent. Assuming the accuracy of the representations of the Purchasers set forth in paragraph 9, neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or any action by or notice to or filing with any court or administrative or governmental or regulatory body (other than routine filings after the Closing Day for any Notes with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement and the other Shelf Documents, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the other Shelf Documents.

     8L. Compliance with Laws. The Company and its Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations, including those relating to protection of the environment except, in any such case, where failure to comply would not result in a material adverse effect on the business, assets, liabilities, operations or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole.

     8M. Utility Company Status. Neither the Company nor any Subsidiary is a (i) "holding company," a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) public utility within the meaning of the Federal Power Act, as amended.

     8N. Investment Company Status. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

     8O. Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to any Purchaser by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole and which has not been set forth in this Agreement or the most recent financial statements furnished by the Company to each Purchaser. The projections dated September 4, 2003, furnished to Prudential by the Company in connection with this Agreement are reasonable based on the assumptions contained therein and the best information available to the Company; provided, however, that such projections shall not be a warranty of future performance of the Company and its Subsidiaries.

     8P. Possession of Material Rights and Intellectual Property. The Company and its Restricted Subsidiaries possess all material franchises, certificates, affiliation agreements, licenses, approvals, registrations, development and other permits and authorizations, and easements, rights of way and similar rights from governmental or political subdivisions, regulatory authorities or other Persons (collectively, "Material Rights") and all Intellectual Property, free from burdensome restriction, that are necessary in the judgment of the Company in any material respect for the ownership, maintenance and operation of their business, properties and assets, and neither the Company nor any Restricted Subsidiary is in violation of any Material Rights in any material respect nor has infringed upon or violated the Intellectual Property or Material Rights of any third party. From and after the date hereof, all Material Rights and

Intellectual Property will be validly issued and will be in full force and effect and will not contain any provision or restriction which could materially affect or impair their value or use. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such Material Rights or Intellectual Property, or materially and adversely affect the rights of the Company or any Subsidiary thereunder.

     8Q. Rule 144A. The Notes are not of the same class as securities of the Company, if any, listed on a national securities exchange, registered under
Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

     8R. Hostile Tender Offers. None of the proceeds of the sale of any Notes will be used to finance a Hostile Tender Offer.

     8S. Subsidiaries. As of the date hereof, (i) the Company has no Subsidiaries other than those described in Schedule 8S, (ii) the equity interests in the Subsidiaries are legally and beneficially owned by the Persons, and by such Persons in the percentages, specified in Schedule 8S, (iii) no part of such equity interests is subject to any Lien, other than in favor of the Collateral Agent and (iv) each of the Restricted Subsidiaries is listed on
Schedule 8S.

     9. REPRESENTATIONS OF THE PURCHASERS. Each Purchaser represents as follows:

     9A. Nature of Purchase. Such Purchaser is not acquiring the Notes purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser's property shall at all times be and remain within its control.

     9B. Source of Funds. At least one of the following statements is an accurate representation as to each source of funds (the "Source") to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

          (i) the Source is an "insurance company general account" (as the term is defined in the United States Department of Labor's Prohibited Transaction Exemption ("PTE") 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC Annual Statement")) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

          (ii) the Source is a separate account that is maintained solely in connection with such Purchaser's fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

          (iii) the Source is either (a) an insurance company pooled separate account, within the meaning of PTE 90-1 or (b) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (iii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (iv) the Source constitutes assets of an "investment fund" (within the meaning of Part V of PTE 84-14 (the "QPAM Exemption")) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (a) the identity of such QPAM and (b) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (iv); or

          (v) the Source constitutes assets of a "plan(s)" (within the meaning of Section IV of PTE 96-23 (the "INHAM Exemption")) managed by an "in-house asset manager" or "INHAM" (within the meaning of Part IV of the INHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of "control" in Section IV(h) of the INHAM Exemption) owns a 5% or more interest in the Company and (a) the identity of such INHAM and (b) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (v); or

          (vi) the Source is a governmental plan; or

          (vii) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (vii); or

          (viii) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this paragraph 9B, the terms "employee benefit plan," "governmental plan," and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

     10. DEFINITIONS; ACCOUNTING MATTERS. For the purpose of this Agreement, the terms defined in paragraphs 10A and 10B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.

     10A. Yield-Maintenance Terms.

     "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B or 4D or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

     "Designated Spread" shall mean (i) 0.50% in the case of each Initial Note and (ii) 0.50% in the case of each Note of any Series issued after the Initial Closing unless the Confirmation of Acceptance with respect to the Notes of such Series specifies a different Designated Spread in which case it shall mean, with respect to each Note of such Series, the Designated Spread so specified.

     "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

     "Modified Yield-Maintenance Amount" shall mean the Yield-Maintenance Amount, calculated using a Designated Spread equal to 1.50%.

     "Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, the Designated Spread over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date on the Treasury Yield Monitor page of Standard & Poor's MMS - Treasury Market Insight (or, if Standard & Poor's shall cease to report such yields in MMS - Treasury Market Insight or shall cease to be Prudential Capital Group's customary source of information for calculating yield-maintenance amounts on privately placed notes, then such source as is then Prudential Capital Group's customary source of such information), or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities. The Reinvestment Yield shall be rounded to that number of decimal places as appears in the coupon of the applicable Note.

     "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

     "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

     "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or 4D or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

     "Yield-Maintenance Amount" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

     10B. Other Terms.

     "Acceptable Security Interest" in any property means a Lien which (i) exists in favor of the Collateral Agent for its benefit and the ratable benefit of the Holders and the Banks (if and to the extent Bank Obligations are outstanding), (ii) is superior to all other Liens, except Permitted Liens, (iii) secures the Obligations and the Bank Obligations (if and to the extent outstanding), and (iv) is perfected and enforceable.

     "Acceptance" shall have the meaning specified in paragraph 2F.

     "Acceptance Day" shall have the meaning specified in paragraph 2F.

     "Acceptance Window" shall have the meaning specified in paragraph 2F.

     "Accepted Note" shall have the meaning specified in paragraph 2F.

     "Adjusted Operating Lease Expense" shall mean, with respect to the Company and its Restricted Subsidiaries and with reference to any period, (i) the aggregate amount of all payments for rent or additional rent (excluding all payments for taxes, insurance, maintenance, repairs, alterations, construction, demolition, utilities, water charges, assessments and the like) for which the Company or any of its Restricted Subsidiaries are directly or indirectly liable (as lessee or as guarantor or other surety) under all leases of any property (whether real, personal or mixed) which are not Capital Leases and which are in effect at any time during such period minus (ii) up to an aggregate of $4,000,000 of such payments during such period made in respect of equipment leases; provided that Adjusted Operating Lease Expense shall not be less than the "lease and rental expense" included by the Company for purposes of determining compliance with Section 7.14(b) of the Bank Agreement in respect of such period.

     "Affiliate" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Subsidiary. A Person shall be deemed to control an entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" shall have the meaning specified in paragraph 10C.

     "Attributable Debt" shall mean, as to any particular lease relating to a Sale and Lease-Back Transaction, the greater of (i) the present value of all rental and other obligations required to be paid by the Company or any Subsidiary under such lease during the remaining term thereof (determined in accordance with generally accepted financial practice using a discount factor equal to the interest rate implicit in such lease if known or, if not known, of 7.0% per annum) and (ii) the fair market value of the property subject to such Sale and Lease-Back Transaction as determined at the time of consummation of such Sale and Lease-Back Transaction.

     "Authorized Officer" shall mean (i) in the case of the Company, its chief executive officer, its chief financial officer or any vice president of the Company designated as an "Authorized Officer" of the Company for the purpose of this Agreement in an Officer's Certificate executed by the Company's chief executive officer or chief financial officer and delivered to Prudential, and
(ii) in the case of Prudential, any officer of Prudential designated as its "Authorized Officer" in the Purchaser Schedule attached hereto or any officer of Prudential designated as its "Authorized Officer" for the purpose of this Agreement in a certificate executed by one of its Authorized Officers. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential and whom the Company in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

     "Available Facility Amount" shall have the meaning specified in paragraph
2A.

     "Bank Agreement" shall mean that certain First Amended and Restated Credit Agreement, dated as of June 28, 2000, among the Company, Bank of America, N.A., as Administrative Agent and the lenders and others parties thereto, as amended, restated, replaced, refunded, supplemented or otherwise modified from time to time.

     "Bank Agreement Documents" shall mean the Loan Documents, as such term is defined in the Bank Agreement.

     "Bank Obligations" shall mean the "Obligations," as such term is defined in the Bank Agreement and used in the Intercreditor Agreement.

     "Bankruptcy Law" shall have the meaning specified in clause (viii) of paragraph 7A.

     "Banks" shall mean each of the lenders parties to the Bank Agreement.

     "Business Day" shall mean any day other than (i) a Saturday or a Sunday,
(ii) a day on which commercial banks in New York City are required or authorized to be closed and (iii) for purposes of paragraph 2C hereof only, a day on which Prudential is not open for business.

     "Cancellation Date" shall have the meaning specified in paragraph 2I(4).

     "Cancellation Fee" shall have the meaning specified in paragraph 2I(4).

     "Capital Lease" shall mean, as applied to any Person, any lease of any property by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such Person.

     "Capital Security" shall mean (i) any capital stock, partnership, membership, joint venture or other ownership or equity interest, participation or securities (whether voting or non-voting, whether preferred, common or otherwise, and including any stock appreciation, contingent interest or similar right) and (ii) any option, warrant, security or other right (including debt securities or other evidence of Indebtedness) directly or indirectly convertible into or exercisable or exchangeable for, or otherwise to acquire directly or indirectly, any stock, partnership, membership, joint venture or other ownership or equity interest, participation or security described in clause (i) hereof.

     "Capitalized Lease Obligation" shall mean, with respect to any Person, any rental obligation which, under GAAP, is or will be required to be capitalized on the books of such Person, taken at the amount thereof accounted for as indebtedness (net of interest expenses) in accordance with such principles.

     "Closing Day" shall mean, with respect to the Initial Notes, the Initial Closing and, with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Request for Purchase of such Accepted Note, provided that (i) if the Company and the Purchasers which are obligated to purchase such Note agree in writing on an earlier Business Day for such closing, the "Closing Day" for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to paragraph 2H, the Closing Day for such Accepted Note, for all purposes of this Agreement except references to "original Closing Day" in paragraph 2I(3), shall mean the Rescheduled Closing Day with respect to such Accepted Note.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Collateral" shall mean the Collateral, as such term is defined in the Company Pledge Agreement and the Collateral, as such term is defined in the Subsidiary Pledge Agreement.

     "Collateral Agent" shall mean Bank of America, N.A., in its capacity as collateral agent pursuant to the Intercreditor Agreement, and any successor collateral agent pursuant to the provisions thereof.

     "Company Pledge Agreement" shall mean the Amended and Restated Pledge Agreement, dated as of the date hereof, duly executed and delivered by the Company, pledging certain now or hereafter issued and outstanding Capital Securities of the Company's direct Subsidiaries to the Collateral Agent for the ratable benefit of the Banks and the Holders, as the same may be further amended, restated, supplemented or otherwise modified from time to time.

     "Confirmation of Acceptance" shall have the meaning specified in paragraph 2F.

     "Default Rate" shall mean, for any Note at any time upon the occurrence of an Event of Default and until such Event of Default has been cured or waived in writing, a rate of interest per annum from time to time equal to the lesser of
(i) the maximum rate permitted by applicable law and (ii) the greater of (a) 2% over the rate of interest in effect immediately prior to such Event of Default and (b) 2.0% over the rate of interest publicly announced by The Bank of New York from time to time in New York City as its Prime Rate.

     "Delayed Delivery Fee" shall have the meaning specified in paragraph 2I(3).

     "EBITDA" shall mean, for any period, the sum of Net Income plus, to the extent deducted in the determination of Net Income, (i) all provisions for federal, state and other income tax of the Company and its Restricted Subsidiaries, (ii) Interest Expense and (iii) provisions for depreciation, amortization and other non-cash charges for such period (including the cumulative effect of changes in accounting principles under GAAP to the extent included in such non-cash charges, provided, in the case of charges of the Company directly related to acquisitions permitted hereunder and which, pursuant to GAAP, would be classified as "non-cash" charges or expenses, that such charges are not deferred by the Company for more than six months following the date of the applicable acquisition), less any non-cash credits included in accordance with the definition of Net Income (excluding deferred income); provided that the historical EBITDA for the relevant measurement period of entities that are acquired or disposed of by the Company after the date hereof will be included or excluded, respectively, from the calculation of EBITDA; provided, further, that historical EBITDA of acquired entities will be included in the calculation of EBITDA as described in the immediately preceding proviso only if the Holders are furnished with audited financial statements of such entities (or, if the applicable acquisition is of a division or branch of a larger business or a group of businesses, the audited financial statements of such larger business or group of businesses, provided that the individual activities of the applicable acquired entity are clearly reflected in such financial statements, together with an Officer's Certificate certifying that the Company has reviewed the historical financial statements of the division or branch and determined that such financial statements reflect proper divisional accounting in relation to the larger business or group of businesses), reasonably satisfactory to the Required Holder(s), confirming such historical results.

     "Environmental and Safety Laws" shall mean all laws relating to pollution, the release or other discharge, handling, disposition or treatment of Hazardous Materials and other substances or the protection of the environment or of employee health and safety, including without limitation, CERCLA, the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et. seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 7401 et. seq.), the Clean Air Act (42 U.S.C. Section 401 et. seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et. seq.), the Occupational Safety and Health Act (29 U.S.C.
Section 651 et. seq.) and the Emergency Planning and Community Right-To-Know Act (42 U.S.C. Section 11001 et. seq.), each as the same may be amended and supplemented.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

     "Event of Default" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Facility" shall have the meaning specified in paragraph 2A.

     "Facility Fee" shall have the meaning specified in paragraph 2I(1).

     "GAAP" shall have the meaning set forth in paragraph 10C.

     "Guarantee" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to

          (i) purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise);

          (ii) maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation; or

          (iii) make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof;

          (iv) rent or lease (as lessee) any real or personal property if such contract (or any related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases then in general use or requires that the lessee purchase or otherwise acquire securities or obligations of the lessor; or

          (v) sell or provide materials, supplies or other property or services, if such agreement (or any related document) requires that payment for such materials, supplies or other property or services, shall be subordinated to any indebtedness (of the purchaser or user of such materials, supplies or other property or the Person entitled to the benefit of such services) owed or to be owed to any Person;

in any such case if the purpose, intent or effect of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

     "Guarantors" shall mean the Subsidiaries from time to time parties to the Guaranty Agreement.

     "Guaranty Agreement" shall mean the Guaranty Agreement, in substantially the form of Exhibit F attached hereto, executed by each of the Guarantors, as amended, restated, supplemented or otherwise modified from time to time (including, without limitation, by any supplement or joinder thereto executed and delivered after the date hereof pursuant to paragraph 5K to effect the joinder therein of any subsequently acquired or organized Subsidiary).

     "Hazardous Materials" shall mean (i) any material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous material," "toxic substances" or any other formulations intended to define, list or classify substances by reason of their deleterious properties,
(ii) any oil, petroleum or petroleum derived substance, (iii) any flammable substances or explosives, (iv) any radioactive materials, (v) asbestos in any form, (vi) electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million, (vii) pesticides or (viii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental agency or authority or which may or could pose a hazard to the health and safety of persons in the vicinity thereof.

     "Hedge Treasury Note(s)" shall mean, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by Prudential) most closely matches the duration of such Accepted Note.

     "Holder" means a holder of Notes and "Holders" means the holders of the Notes from time to time.

     "Hostile Tender Offer" shall mean, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.

     "including" shall mean, unless the context clearly requires otherwise, "including without limitation".

     "Indebtedness" shall mean, with respect to any Person and without duplication,

          (i) its liabilities for borrowed money, including those evidenced by notes, bonds, debentures and similar instruments, and its redemption obligations in respect of mandatorily redeemable preferred stock;

          (ii) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (iii) all its Capitalized Lease Obligations;

          (iv) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

          (v) its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

          (vi) all its payment obligations with respect to Swaps; and

          (vii) all its Guarantees with respect to liabilities of a type described in any of clauses (i) through (vi) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in the immediately preceding clauses (i) through (vii) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP. For avoidance of doubt, Indebtedness of an Unrestricted Subsidiary shall not constitute Indebtedness for purposes of determining compliance with any of paragraphs 6A(1), 6A(2), 6A(3) or 6A(4) or for purposes of determining the occurrence of an Event of Default under clause (iii) of paragraph 7A.

     "INHAM Exemption" shall have the meaning set forth in paragraph 9B.

     "Initial Closing" shall have the meaning specified in paragraph 2H(1).

     "Initial Notes" shall have the meaning specified in paragraph 2H(1).

     "Intangibles" shall mean all items classified as intangibles in accordance with GAAP including, without duplication, all Material Rights, Intellectual Property and operating agreements, treasury stock, deferred or capitalized research and development costs, goodwill (including any amounts, however designated, representing the cost of acquisition of business and investments in excess of the book value thereof), unamortized debt discount and expense, any write-up of asset value after the date hereof and any other amounts reflected in contra-equity accounts, and any other assets treated as intangible assets under GAAP.

     "Intellectual Property" shall mean all patents, trademarks, service marks, trade names, copyrights, brand names, mechanical or technical processes and paradigms, know-how, and similar intellectual property and applications, licenses and similar rights in respect of the same.

     "Intercreditor Agreement" shall mean that certain Intercreditor and Collateral Agency Agreement, in substantially the form of Exhibit G attached hereto, as amended, restated, supplemented or otherwise modified from time to time.

     "Interest Expense" shall mean, with respect to any period, the sum (without duplication) of (i) all interest and prepayment charges in respect of any Indebtedness of the Company and its Restricted Subsidiaries (including imputed interest in respect of Capitalized Lease Obligations and net costs of Swaps) deducted in determining Net Income for such period, together with all interest capitalized or deferred during such period and not deducted in determining Net Income for such period, plus (ii) all debt discount and expense amortized or required to be amortized in the determination of Net Income for such period, determined in accordance with GAAP.

     "Investments" shall have the meaning provided in paragraph 6C(3).

     "Issuance Fee" shall have the meaning specified in paragraph 2I(2).

     "Issuance Period" shall have the meaning specified in paragraph 2B.

     "Lien" shall mean, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including, in the case of Capital Securities, stockholder agreements, voting trust agreements and all similar arrangements).

     "Material Adverse Effect" shall mean (i) a material adverse effect on the business, assets, liabilities, operations or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole, (ii) material impairment of the Company or any Subsidiary to perform any of their respective obligations under the Agreement, the Notes or any Shelf Document or (iii) material impairment of the validity or enforceability or the rights of, or the benefits available to, the holders of any of the Notes under this Agreement, the Notes or any Shelf Document.

     "Material Rights" shall have the meaning provided in paragraph 8P.

     "Minority Interests" shall mean any shares of capital stock of a Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company or a Wholly Owned Subsidiary.

     "Moody's" shall mean Moody's Investors Services, Inc., including the NCO/Moody's Commercial Division, or any successor Person.

     "Multiemployer Plan" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

     "NAIC Annual Statement" shall have the meaning set forth in paragraph 9B.

     "Net Income" shall mean, for any computation period, cumulative net income of the Company and its Restricted Subsidiaries earned during such period, determined in accordance with GAAP.

     "Net Proceeds" shall mean the net cash proceeds from the sale or issuance of any (i) Qualified Stock, excluding the impact of the cashless conversion of equity options exercised by optionees, or (ii) other properties or assets, net of all underwriters' discounts and commissions, other marketing and selling expenses.

     "Net Worth" shall mean an amount equal to consolidated stockholders' equity of the Company and its Restricted Subsidiaries on a consolidated basis, determined in accordance with GAAP (less amounts attributable to redeemable Preferred Stock).

     "Notes" shall have the meaning specified in paragraph 1.

     "Obligations" means (i) the principal, interest, fees, Yield-Maintenance Amount, Modified Yield-Maintenance Amount, charges, expenses, attorneys' fees and disbursements, indemnities and any other amounts payable by the Company, the Guarantors and any other Shelf Obligors to the Collateral Agent and the Holders under the Shelf Documents and (ii) any amount in respect of any of the foregoing that the Collateral Agent or any Holder, in its sole discretion, elects to pay or advance on behalf of the Company or any Guarantor or other Shelf Obligor after the occurrence and during the continuance of an Event of Default.

     "Officer's Certificate" shall mean a certificate signed in the name of the Company by an Authorized Officer of the Company.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor or replacement entity thereto under ERISA.

     "Permitted Investments" shall have the meaning set forth in paragraph
6C(3).

     "Permitted Liens" shall have the meaning specified in paragraph 6C(1).

     "Person" shall mean an individual, partnership, corporation (including a business trust), limited liability partnership, limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof or any trustee, receiver, custodian or similar official.

     "Plan" shall mean any employee pension benefit plan (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

     "Pledge Agreements" shall mean the Company Pledge Agreement and the Subsidiary Pledge Agreement.

     "Preferred Stock" shall mean any class of capital stock of a corporation (or similar equity interests in any other entity) that is preferred over any other class of capital stock (or equity interest) of such corporation (or other entity) as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation (or other entity).

     "Priority Indebtedness" shall mean, at the time of determination, the sum, without duplication, of (i) the then outstanding aggregate principal amount of all Indebtedness of all Subsidiaries (other than Indebtedness owed to the Company or to a Restricted Subsidiary), plus (ii) the aggregate liquidation preference of all Preferred Stock of all Subsidiaries held by any Person other than the Company or a Restricted Subsidiary, plus (iii) the then outstanding aggregate principal amount of all Indebtedness of the Company or any of its Subsidiaries secured by any Liens other than those of the types described in clauses (i) through (x) of paragraph 6C(1), plus (iv) the then outstanding aggregate principal amount of all Attributable Debt of the Company or any Subsidiary resulting from any Sale and Lease-Back Transaction; provided that Priority Indebtedness shall not include Indebtedness of Subsidiaries under the Guaranty Agreement or under any guaranty of any of the Bank Obligations.

     "Pro Rata Portion" shall have the meaning specified in paragraph 4D.

     "Proposed Prepayment Date" shall have the meaning specified in paragraph
4D.

     "Prudential" shall mean Prudential Investment Management, Inc.

     "Prudential Affiliate" shall mean (i) any corporation or other entity controlling, controlled by, or under common control with, Prudential either directly or through subsidiaries and (ii) any managed account or investment fund which is managed by Prudential or a Prudential Affiliate described in clause (i) of this definition. For purposes of this definition, the terms "control", "controlling" and "controlled" shall mean the ownership, directly or through subsidiaries, of a majority of a corporation's or other entity's Voting Stock or equivalent voting securities or interests.

     "Purchasers" shall mean, with respect to the Initial Notes, Prudential and the Prudential Affiliates indicated on the Purchaser Schedule attached hereto and, with respect to any Accepted Notes, Prudential and/or the Prudential Affiliate(s) which are purchasing such Accepted Notes.

     "QPAM Exemption" shall have the meaning set forth in paragraph 9B.

     "Qualified Stock" shall mean the Company's common stock or any other class of Company capital stock that does not have any of the following rights or features: (i) mandatory or scheduled dividends, (ii) redemption or repurchase (or establishment of a sinking fund for such purpose) of such capital stock prior to the final maturity of the Notes, whether mandatory, scheduled or at the option of the holder thereof or (iii) being convertible into or exchangeable for, or having rights, warrants or options to acquire, Indebtedness or any similar obligation.

     "Rejecting Holder" shall have the meaning specified in paragraph 4D.

     "Related Party" shall mean (i) any Stockholder, (ii) any executive officer, director, agent, or employee of the Company, (iii) all persons to whom such Persons are related by blood, adoption or marriage and (iv) all Affiliates of the foregoing Persons.

     "Request for Purchase" shall have the meaning specified in paragraph 2D.

     "Required Holder(s)" shall mean the holder or holders of at least 51% of the aggregate principal amount of the Notes outstanding at such time.

     "Rescheduled Closing Day" shall have the meaning specified in paragraph 2H(3).

     "Responsible Officer" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

     "Restricted Subsidiary" means any Wholly-Owned Subsidiary that is not an Unrestricted Subsidiary.

     "S&P" shall mean Standard and Poor's Ratings Group, a division of The McGraw-Hill Companies, or any successor Person.

     "Sale and Lease-Back Transaction" shall mean an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by the Company or any Subsidiary of real or personal property which has been or is to be Transferred by the Company or any Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or rental obligations of the Company or any Subsidiary.

     "SEC" shall mean the Securities and Exchange Commission (or any governmental body or agency succeeding to the function of the Securities and Exchange Commission.)

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Senior Indebtedness" shall mean all Indebtedness of the Company and its Restricted Subsidiaries other than Subordinated Indebtedness.

     "Series" shall have the meaning specified in paragraph 1.

     "Series A Notes" shall have the meaning specified in paragraph 2H(1).

     "Series B Notes" shall have the meaning specified in paragraph 2H(1).

     "Series C Notes" shall have the meaning specified in paragraph 2H(1).

     "Series D Notes" shall have the meaning specified in paragraph 2H(1).

     "Shelf Documents" means, collectively, this Agreement, the Notes, the Pledge Agreements, the Guaranty Agreement, the Intercreditor Agreement, each Confirmation of Acceptance and each other agreement, instrument or document executed at any time in connection with the foregoing documents, as each such Shelf Document may be amended, restated, supplemented or otherwise modified from time to time.

     "Shelf Obligors" shall mean the Company, each Subsidiary Pledgor and each Guarantor.

     "Stockholder" shall mean and include any Person who owns, beneficially or of record, directly or indirectly, at any time during any year with respect to which a computation is being made, either individually or together with all persons to whom such Person is related by blood, adoption or marriage, 5% or more of the outstanding Voting Stock of the Company.

     "Subordinated Indebtedness" shall mean all Indebtedness of the Company and its Restricted Subsidiaries (i) consisting of convertible subordinated notes or senior subordinated notes which are issued pursuant to terms and conditions (a) if issued in a registered or 144A offering, customary for similar securities issued in a registered or 144A offering, as reasonably determined and approved in writing by the Prudential, or (b) if not issued in a registered or 144A offering, on terms reasonably acceptable to and approved in writing by Prudential or (ii) approved in writing by Prudential and incurred under subordination and other terms at least as favorable to the Holders as those pursuant to which any Indebtedness described in the foregoing clause (i) is issued.

     "Subordinated Indebtedness Event" shall mean the first date, on or after the date hereof, on which the then outstanding aggregate principal amount of all Subordinated Indebtedness shall exceed $100,000,000.

     "Subsidiary" shall mean any corporation or other entity, greater than 50% of the total combined voting power of all classes of Voting Stock (or equivalent voting securities or interests) of which shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries.

     "Subsidiary Pledge Agreement" shall mean the Amended and Restated Pledge Agreement, dated as of the date hereof, duly executed and delivered by the Subsidiary Pledgors, pledging certain now or hereafter issued and outstanding Capital Securities of the Subsidiary Pledgors' direct Subsidiaries to the Collateral Agent for the ratable benefit of the Banks and the Holders, as the same may be further amended, restated, supplemented or otherwise modified from time to time (including, without limitation, by any supplement or joinder thereto executed and delivered after the date hereof pursuant to paragraph 5K to effect the joinder therein of any subsequently acquired or organized Subsidiary).

     "Subsidiary Pledgor" shall mean CHLN, Inc., Crab House, Inc., FSI Devco, Inc., Landry's G.P., Inc., Landry's Limited, Inc., LCH Acquisition, Inc., LSRI Holdings, Inc., Rainforest Cafe, Inc., Saltgrass, Inc. and Seafood Holding Supply, Inc., together with any other Subsidiary from time to time party to the Subsidiary Pledge Agreement.

     "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

     "Tangible Net Worth" shall mean, as at any time of determination thereof, Net Worth less, without duplication, the book value of all Intangibles.

     "Total Assets" shall mean the consolidated total assets of the Company and its Restricted Subsidiaries, determined as of any time in accordance with GAAP.

     "Total Indebtedness" shall mean, at the time of determination, the then outstanding aggregate principal amount of all Indebtedness of the Company and its Restricted Subsidiaries, determined in accordance with GAAP.

     "Transfer" shall mean, with respect to any item, the sale, exchange, conveyance, lease, transfer or other disposition of such item.

     "Transferee" shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

     "Unrestricted Subsidiary" shall mean (a) the Subsidiaries listed in
Schedule 8S hereto; (b) any Person that becomes a Subsidiary after the date of this Agreement that is designated as an Unrestricted Subsidiary by the Board of Directors of the Company at the time of such acquisition; (c) any Person that is a Subsidiary on the date of this Agreement that is designated hereafter as an Unrestricted Subsidiary by the Board of Directors of the Company, provided that such designation shall be treated as a Transfer of assets subject to, and shall be made in compliance with, paragraph 6C(6); and (d) any Subsidiary that is not a Wholly Owned Subsidiary. The Company may not, at any time, designate or re-designate any Unrestricted Subsidiary as a Restricted Subsidiary.

     "Voting Stock" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "Wholly Owned Subsidiary" shall mean any Subsidiary of which the Company owns 100% of each class of equity securities directly or through Wholly Owned Subsidiaries.

     10C. Accounting Principles, Terms and Determinations.

          (i) All references in this Agreement to "GAAP" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B.

          (ii) All references herein to the Company and the Restricted Subsidiaries for the purposes of computing the consolidated financial position, results of operations or other balance sheet or financial statement items (including without limitation the computation of Assets, Interest Expense, Net Income, Net Worth, Priority Indebtedness, Senior Indebtedness, Subordinated Indebtedness and Total Indebtedness ) shall be deemed to include only the Company and the Restricted Subsidiaries as separate legal entities and, unless otherwise provided herein, shall not include the financial position, results of operations, cash flows or other such items of any other Person (including without limitation an Unrestricted Subsidiary ), whether or not, in any particular instance, such accounting treatment would be in accordance with GAAP.

     11. MISCELLANEOUS.

     11A. Note Payments. The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on, and any Yield-Maintenance Amount or Modified Yield-Maintenance Amount payable with respect to, such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City local time, on the date due) to the account or accounts of such Purchaser, if any, as are specified in the Purchaser Schedule attached hereto or to the applicable Confirmation of Acceptance, or, in the case of any Purchaser not named in such Purchaser Schedule or any Purchaser wishing to change the account specified for it in such Purchaser Schedule, such account or accounts in the United States as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as the Purchasers have made in this paragraph 11A. No Holder shall be required to present or surrender any Note or make any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, the applicable Holder shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office.

     11B. Expenses. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save Prudential, each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including:

          (i) (a) all stamp and documentary taxes and similar charges, (b) costs of obtaining a private placement number for the Notes and (c) fees and expenses of brokers, agents, dealers, investment banks or other intermediaries or placement agents, in each case as a result of the execution and delivery of this Agreement and the other Shelf Documents or the issuance of the Notes;

          (ii) document production and duplication charges, the fees and expenses reflected in the statement of the Purchasers' special counsel rendered to the Company pursuant to paragraph 3F in connection with the Initial Closing, and such other reasonable fees and expenses of any special counsel engaged by Prudential or such Purchaser or such Transferee in connection with (a) this Agreement and the other Shelf Documents and the transactions contemplated hereby and thereby and (b) any subsequent proposed waiver, amendment or modification of, or proposed consent under, this Agreement or any other Shelf Document, whether or not such the proposed action shall be effected or granted;

          (iii) the costs and expenses, including attorneys' and financial advisory fees, incurred by Prudential or such Purchaser or such Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement, the Notes or any other Shelf Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or any other Shelf Document or the transactions contemplated hereby or thereby or by reason of Prudential or such Purchaser's or such Transferee's having acquired any Note, including without limitation costs and expenses incurred in any workout, restructuring or renegotiation proceeding or bankruptcy case; and

          (iv) any judgment, liability, claim, order, decree, cost, fee, expense, action or obligation resulting from the consummation of the transactions contemplated hereby and by the other Shelf Documents, including the use of the proceeds of the Notes by the Company.

The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or Transferee and the payment of any Note.

     11C. Consent to Amendments. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, (i) with the written consent of the Holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the Holders of all Notes of all Series, at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the time of payment of, or increase the rate of, interest on or any Yield-Maintenance Amount or Modified Yield-Maintenance Amount payable with respect to the Notes of such Series, (ii) without the written consent of the Holder or Holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual Holder, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration, (iii) with the written consent of Prudential (and not without the written consent of Prudential) the provisions of paragraph 2 may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and
(iv) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of paragraphs 2 and 3 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes. Each Holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and any Holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     11D. Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Notes are issuable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to reflect any principal amount not evenly divisible by $100,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the Holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the Holder making the exchange is entitled to receive. Each installment of principal payable on each installment date upon each new Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the installment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note. No reference need be made in any such new Note to any installment or installments of principal previously due and paid upon the Note surrendered for registration of transfer or exchange. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the Holder of such Note or such Holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the Holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such Holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

     11E. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any
Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on, and any Yield-Maintenance Amount or Modified Yield-Maintenance Amount payable with respect to, such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the Holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such Holder in its sole and absolute discretion.

     11F. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the

Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement, the Notes, each Confirmation of Acceptance, and the other Shelf Documents embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

     11G. Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

     11H. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists.

     11I. Notices. All written communications provided for hereunder (other than communications provided for under paragraph 2) shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to Prudential or any other Purchaser, addressed as specified for such communications in the Purchaser Schedule attached hereto (in the case of the Initial Notes) or the Purchaser Schedule attached to the applicable Confirmation of Acceptance (in the case of any Notes issued after the date hereof) or at such other address as Prudential or any such Purchaser shall have specified to the Company in writing, (ii) if to any other Holder of any Note, addressed to it at such address as it shall have specified in writing to the Company, or, if any such Holder shall not have so specified an address, then addressed to such Holder in care of the last Holder of such Note which shall have so specified an address to the Company and (iii) if to the Company, addressed to it at 1510 West Loop South, Houston, Texas 77027, Attention: Chief Financial Officer, provided, however, that any such communication to the Company may also, at the option of the Person sending such communication, be delivered by any other means either to the Company at its address specified above or to any Authorized Officer of the Company. Any communication pursuant to paragraph 2 shall be made by the method specified for such communication in paragraph 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a telecopier communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telecopier terminal the number of which is listed for the party receiving the communication in the Purchaser Schedule attached hereto or to the applicable Confirmation of Acceptance or at such other telecopier terminal as the party receiving the information shall have specified in writing to the party sending such information.

     11J. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on, or Yield-Maintenance Amount or Modified Yield-Maintenance Amount payable with respect to, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Series of Notes is a date other than a Business Day, then and in such event payment shall be made on the next succeeding Business Day, but shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

     11K. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     11L. Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     11M. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to Prudential, any Purchaser, to any Holder or to the Required Holder(s), the determination of such satisfaction shall be made by Prudential, such Purchaser, such Holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

     11N. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

     11O. Severalty of Obligations. The sales of Notes to the Purchasers are to be several sales, and the obligations of Prudential and the Purchasers under this Agreement are several obligations. No failure by Prudential or any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and neither Prudential nor any Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other such Person hereunder.

     11P. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     11Q. Binding Agreement. When this Agreement is executed and delivered by the Company and Prudential, it shall become a binding agreement between the Company and Prudential. This Agreement shall also inure to the benefit of each Purchaser which shall have executed and delivered a Confirmation of Acceptance, and each such Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.

     11R. Waiver of Jury Trial; Consent to Jurisdiction.

          (i) THE COMPANY, PRUDENTIAL AND EACH HOLDER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION OF ANY CLAIM WHICH IS BASED HEREON, OR ARISES OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER SHELF DOCUMENTS, OR ANY TRANSACTIONS RELATING HERETO OR THERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE COMPANY, PRUDENTIAL ANY HOLDER. THE COMPANY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR PRUDENTIAL AND EACH PURCHASER TO BECOME A PARTY TO THIS AGREEMENT AND TO PURCHASE NOTES HEREUNDER.

          (ii) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES, THE OTHER SHELF DOCUMENTS OR ANY TRANSACTIONS RELATING HERETO OR THERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE COMPANY, PRUDENTIAL OR ANY HOLDER MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE COMPANY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. THE COMPANY, PRUDENTIAL AND EACH HOLDER HEREBY IRREVOCABLY WAIVES ANY OBJECTIONS, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

          (iii) The Company hereby agrees that process may be served on it by certified mail, return receipt requested, to the addresses pertaining to it as specified in paragraph 11I or on CT Corporation System, with offices at 111 Eighth Avenue, New York, New York 10011, and hereby appoints CT Corporation System as its agent to receive such service of process. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against the Company if given by registered or certified mail, return receipt requested, or by any other means or mail which requires a signed receipt, postage prepaid, mailed as provided above. In the event CT Corporation System shall not be able to accept service of process as aforesaid and if the Company shall not maintain an office in New York City, the Company shall promptly appoint and maintain an agent qualified to act as an agent for service of process with respect to the courts specified in clause (ii) of this paragraph 11R, and acceptable to the Required Holder(s), as the Company's authorized agent to accept and acknowledge on the Company's behalf service of any and all process which may be served in any such action, suit or proceeding.

     11S. Maximum Interest Payable. The Company, Prudential, each Purchaser and any other Holders specifically intend and agree to limit contractually the amount of interest payable under this Agreement, the Notes, the other Shelf Documents and all other instruments and agreements related hereto and thereto to the maximum amount of interest lawfully permitted to be charged under applicable law. Therefore, none of the terms of this Agreement, the Notes, the other Shelf Documents or any instrument pertaining to or relating to this Agreement, the Notes or the other Shelf Documents shall ever be construed to create a contract to pay interest at a rate in excess of the maximum rate permitted to be charged under applicable law, and neither Company, any guarantor nor any other party liable or to become liable hereunder or under the Notes, the other Shelf Documents or any other instruments and agreements related hereto and thereto shall ever be liable for interest in excess of the amount determined at such maximum rate, and the provisions of this paragraph 11S shall control over all other provisions of this Agreement, any Notes, any other Shelf Document and any other instrument pertaining to or relating to the transactions herein contemplated. If any amount of interest taken or received by Prudential, any Purchaser or any Holder shall be in excess of said maximum amount of interest which, under applicable law, could lawfully have been collected by Prudential, such Purchaser or such Holder incident to such transactions, then such excess shall be deemed to have been the result of a mathematical error by all parties hereto and shall be refunded promptly by the Person receiving such amount to the party paying such amount, or, at the option of the recipient, credited ratably against the unpaid principal amount of the Note or Notes held by Prudential, such Purchaser or such Holder, respectively. All amounts paid or agreed to be paid in connection with such transactions which would under applicable law be deemed "interest" shall, to the extent permitted by such applicable law, be amortized, prorated, allocated and spread throughout the stated term of this Agreement and the Notes. "Applicable law" as used in this paragraph means that law in effect from time to time which permits the charging and collection of the highest permissible lawful, nonusurious rate of interest on the transactions herein contemplated, and "maximum rate" as used in this paragraph means, with respect to each of the Notes, the maximum lawful, nonusurious rates of interest (if any) which under applicable law may be charged to the Company from time to time with respect to such Notes.

      [Remainder of Page Intentionally Left Blank; Signature Pages Follow]

     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between the Company and you.

                                           Very truly yours,

                                           Landry's Restaurants, Inc.


                                           By:
                                              ----------------------------------
                                               Title:

The foregoing Agreement is hereby accepted as of the date first above written.

Prudential Investment Management, Inc.


By:
     ------------------------------
        Vice President


The Prudential Insurance Company of America


By:
     ------------------------------
         Vice President


Pruco Life Insurance Company


By:
     ------------------------------
         Vice President


Pruco Life Insurance Company of New Jersey


By:
     ------------------------------
         Vice President

                    Signature Page to Master Shelf Agreement

RGA Reinsurance Company


     By: Prudential Private Placement Investors,
         L.P. (as Investment Advisor)


          By: Prudential Private Placement Investors, Inc.
                 (as its General Partner)


               By:
                  -------------------------
                     Vice President


General Electric Capital Assurance Company


     By: Prudential Private Placement Investors,
         L.P. (as Investment Advisor)


          By: Prudential Private Placement Investors, Inc.
              (as its General Partner)


               By:
                  -------------------------
                     Vice President


Reliastar Life Insurance Company


     By: Prudential Private Placement Investors,
         L.P. (as Investment Advisor)


         By: Prudential Private Placement Investors, Inc.
             (as its General Partner)


             By:
                -------------------------------------
                        Vice President

                    Signature Page to Master Shelf Agreement

Golden American Life Insurance Company


     By: Prudential Private Placement Investors,
         L.P. (as Investment Advisor)


         By: Prudential Private Placement Investors, Inc.
             (as its General Partner)


             By:
                -----------------------------------
                         Vice President

                    Signature Page to Master Shelf Agreement